                                                                    EXHIBIT 10.9

                                                           EXECUTION COUNTERPART

                                                       EDC LOAN NO.: CHIL - 7078
                                                       IDB LOAN NO.: 1227/OC-CH

================================================================================

                                COMMON AGREEMENT

                                  dated as of

                               December 22, 1999

                                     among

                      COMUNICACION Y TELEFONIA RURAL S.A.,

                         EXPORT DEVELOPMENT CORPORATION

                                      and

                        INTER-AMERICAN DEVELOPMENT BANK

================================================================================

                                TABLE OF CONTENTS

                  This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                                                              Page
                                                                                                              ----
Section 1. Definitions and Accounting Matters..............................................................     1
        1.01 Certain Defined Terms.........................................................................     1
        1.02 Principles of Construction....................................................................    20
        1.03 Accounting Terms and Determinations...........................................................    21
        1.04 Conflicts.....................................................................................    21

Section 2. Senior Loan Agreements.........................................................................     21
        2.01 Indebtedness Subject to this Agreement........................................................    21
        2.02 Senior Loans Pari Passu.......................................................................    21
        2.03 Pro Rata Payment of Obligations...............................................................    21
        2.04 Non-Pro Rata Prepayment.......................................................................    21
        2.05 Optional Prepayments..........................................................................    22
        2.06 Mandatory Prepayments.........................................................................    23
        2.07 Payments......................................................................................    24

Section 3. Reserved.......................................................................................     24

Section 4. Accounts........................................................................................    24
        4.01 Creation of the Accounts and the Borrower Accounts............................................    24
        4.02 Limited Borrower Rights.......................................................................    25
        4.03 Operating Account.............................................................................    25
        4.04 EDC Accrual Account...........................................................................    27
        4.05 IDB Accrual Account...........................................................................    27
        4.06 Cash Sweep Account............................................................................    28
        4.07 Debt Service Reserve Account..................................................................    28
        4.08 Investment of Funds in Accounts...............................................................    29
        4.09 Reports to the Senior Lenders.................................................................    29
        4.10 Currency Conversion...........................................................................    29
        4.11 Changes to Accounts...........................................................................    29

Section 5. Effectiveness vis-a-vis the Borrower...........................................................     30

Section 6. Conditions.....................................................................................     30
        6.01 Initial Disbursement..........................................................................    30
        6.02 Initial and Subsequent Disbursements..........................................................    33

Section 7. Representations and Warranties..................................................................    35
        7.01 Organization and Powers.......................................................................    35
        7.02 Authorization; Enforceability.................................................................    35
        7.03 Approvals.....................................................................................    35
        7.04 No Breach.....................................................................................    35

        7.05 Financial Condition; No Material Adverse Change...............................................    36
        7.06 Properties....................................................................................    36
        7.07 Litigation....................................................................................    37
        7.08 Compliance with Laws and Agreements...........................................................    37
        7.09 Taxes ........................................................................................    37
        7.10 True and Complete Disclosure..................................................................    37
        7.11 Material Agreements and Liens.................................................................    38
        7.12 Capitalization................................................................................    38
        7.13 Legal Form....................................................................................    39
        7.14 Ranking.......................................................................................    39
        7.15 Security Interests............................................................................    39
        7.16 Commercial Activity; Absence of Immunity......................................................    40
        7.17 Insurance.....................................................................................    40
        7.18 Business Purpose..............................................................................    40
        7.19 Environmental Matters.........................................................................    41
        7.20 Qualification.................................................................................    41
        7.21 Domicile......................................................................................    42
        7.22 Choice of Law.................................................................................    42

Section 8. Covenants of the Borrower......................................................................     42
        8.01 Financial Statements and Other Information....................................................    42
        8.02 Notices of Material Events....................................................................    43
        8.03 Existence, Compliance, Records, Inspection, Etc...............................................    44
        8.04 Insurance.....................................................................................    45
        8.05 Prohibition of Fundamental Changes............................................................    47
        8.06 Liens.........................................................................................    48
        8.07 Indebtedness..................................................................................    49
        8.08 Investments...................................................................................    49
        8.09 Restricted Payments...........................................................................    50
        8.10 Certain Financial Covenants...................................................................    50
        8.11 Subordinated Indebtedness.....................................................................    51
        8.12 Lines of Business.............................................................................    51
        8.13 Use of Proceeds...............................................................................    51
        8.14 Subsidiaries..................................................................................    52
        8.15 Implementation of the Project.................................................................    52
        8.16 Project Documents.............................................................................    52
        8.17 Equity........................................................................................    53
        8.18 Environmental Matters.........................................................................    53
        8.19 Transaction with Affiliates or Joint Ventures.................................................    54
        8.20 Financial Completion..........................................................................    54
        8.21 Security......................................................................................    55

Section 9. Events of Default...............................................................................    55

Section 10. Miscellaneous..................................................................................    59
        10.01 Notices......................................................................................    59
        10.02 Waiver.......................................................................................    60

        10.03 Amendments, Etc..............................................................................    60
        10.04 Expenses.....................................................................................    60
        10.05 Successors and Assigns.......................................................................    61
        10.06 Survival.....................................................................................    61
        10.07 Counterparts.................................................................................    61
        10.08 Governing Law; Jurisdiction; Service of Process; Etc.........................................    61
        10.09 WAIVER OF JURY TRIAL.........................................................................    62
        10.10 No Immunity..................................................................................    62
        10.11 Judgment Currency............................................................................    63
        10.12 Use of English Language......................................................................    63
        10.13 Severability.................................................................................    63

SCHEDULE I   - Material Agreements and Liens

SCHEDULE II  - Governmental Approvals

SCHEDULE III - IDB Member Countries

SCHEDULE IV  - EBITDA

SCHEDULE V   - Recurring Revenues

EXHIBIT A    - Schedule of Insurance Requirements

EXHIBIT B    - Form of Monthly Report

EXHIBIT C    - Terms of Subordination

EXHIBIT D    - Form of Independent Engineer Certificate

EXHIBIT E    - Form of Process Agent Acceptance

EXHIBIT F    - Form of Letter to the Borrower's Auditors

                  COMMON AGREEMENT (this "Agreement") dated as of December 22, 1999, among: COMUNICACION Y TELEFONIA RURAL S.A., a sociedad anonima duly organized and validly existing under the laws of Chile (the "Borrower"); EXPORT DEVELOPMENT CORPORATION, a corporation established by an Act of the Parliament of Canada ("EDC"); and INTER-AMERICAN DEVELOPMENT BANK, an international organization established by the Articles of Agreement among its member countries ("IDB").

                  In order to finance the development and construction of the Project (as defined below), the Borrower has requested that EDC and IDB separately make loans to it in an aggregate principal amount not exceeding $50,000,000. The execution of this Agreement, which provides for, among other things, certain common conditions precedent, representations, warranties, covenants and events of default applicable to the loan facilities to be provided by both EDC and IDB, is a condition precedent to the obligation of EDC and IDB to extend credit to the Borrower. EDC and IDB are prepared to make such loans upon the terms and conditions hereof and upon the terms and conditions of the Senior Loan Agreements (as defined below) to which each is a party, and, accordingly, the parties hereto agree as follows:

                  Section 1. Definitions and Accounting Matters.

                  1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

                  "Account Bank" means Banco Sud Americano, in its capacity as Account Bank under the Project Account Agreement.

                  "Accounts" has the meaning assigned to such term in Section
4.01 (a).

                  "Adjusted DSCR" means, solely for the purposes of determining Financial Completion, for any period, the quotient of (a) revenues less Operating Costs, taxes, Capital Expenditures, and changes in working capital during such period; divided by (b) the sum of interest, average principal payments to be made over the repayment period of the Senior Loans, fees due under Permitted Indebtedness (other than Subordinated Indebtedness) and any financing costs due and payable, in each case, during such period.

                  "Affiliate" means, as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                  "Agreed Financial Model" means the financial model dated December 1999, in form and substance satisfactory to the Senior Lenders, prepared and certified by the Borrower and SRT and designed to assess the current and future revenues and expenditures of the Borrower.

                                Common Agreement

                  "Authorized Officer" means, with respect to any Person, the Managing Director, the President, the Vice President, the Assistant Vice President, the Treasurer, the Assistant Treasurer or equivalent officers of such Person and. with respect to the Borrower, shall include any officer or representative holding any of the foregoing positions (or their equivalent) whose name appears on a certificate of incumbency delivered concurrently with the execution of this Agreement or concurrently with the initial disbursement of the IDB Loan pursuant to Section 2.02 of the IDB Loan Agreement, as such certificate of incumbency may be amended from time to time to identify names of individuals then holding such offices or the names of such representatives and the capacity in which they are acting.

                  "Borrower Accounts" has the meaning assigned to such term in
Section 4.01(b).

                  "Borrower Material Adverse Effect" means the occurrence of any event which could result in a material adverse effect on (a) the Project, (b) the Property, business, operations, financial condition, liabilities or capitalization of the Borrower, (c) the ability of the Borrower to perform its obligations under any of the Transaction Documents to which it is a party, (d) the validity or enforceability of any of the Transaction Documents, (e) the rights and remedies of the Senior Lenders under any of the Transaction Documents or (f) the timely payment of the principal of or interest on the Senior Loans or other amounts payable in connection therewith.

                  "Business Day" means (a) with respect to a borrowing of, a payment or prepayment of principal of or interest on, or an "Interest Period" (as defined in each Senior Loan Agreement) for, any Senior Loan or a notice by the Borrower with respect to any such borrowing, payment, prepayment or Interest Period, a day which is both a New York Business Day and a London Business Day and (b) with respect to any other reference to "Business Day", any day on which commercial banks are not authorized or required to close in New York City and Ottawa, Ontario.

                  "Business Plan" means the Information for Proposed Debt Holders dated November 1998 and reviewed by Deloitte & Touche, Chartered Accountants.

                  "BVI Holdco" means CTR Holdings Limited, a limited liability company duly organized and validly existing under the laws of the British Virgin Islands.

                  "Canadian GAAP" means generally accepted accounting principles in Canada, in effect from time to time.

                  "Capital Expenditures" means, for any period, expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Borrower to acquire or construct fixed assets, plant and equipment and related installation charges (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with Canadian (GAAP).

                  "Capital Lease Obligations" means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under Canadian GAAP, and, for purposes of this

                                Common Agreement

Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with Canadian GAAP.

                  "Cash Sweep Account" has the meaning assigned to such term in
Section 4.0 l(a)(iv).

                  "Central Bank of Chile" means Banco Central de Chile, a public autonomous governmental entity of Chile.

                  "Chile" means the Republic of Chile.

                  "Chilean GAAP" means generally accepted accounting principles in Chile, in effect from time to time.

                  "Chilean Holdco" means Servicios Rurales de Telecomunicaciones S.A., a sociedad anonima duly organized and validly existing under the laws of Chile.

                  "Chilean Holdco Pledge Agreements" means, collectively, (a) that certain shareholders pledge agreement dated as of April 13, 1999, created by BVI Holdco in favour of EDC, (b) that certain shareholders pledge agreement dated as of April 13, 1999, created by SR (BV) Holdings in favour of EDC, and
(c) that certain shareholders pledge agreement, to be executed and delivered in form and substance satisfactory to the Senior Lenders on or prior to the Closing Date, created by BVI Holdco in favour of IDB, in each case, pledging the capital stock of Chilean Holdco.

                  "Chilean Pesos" means the lawful money of Chile.

                  "Chilean Pledge Agreements" means the Shareholders Pledge Agreements and the Chilean Holdco Pledge Agreements.

                  "Chilean Security Documents" means, collectively, the Commercial Pledge to EDC on Concessions of Telecommunications. Commercial Pledge to IDB on Concessions of Telecommunications, the Pledges Without Conveyance on Chattel Property, the Chilean Pledge Agreements, the Conditional Assignments, the Promise to Grant a Commercial Pledge on Concessions of Telecommunications, the Promise to Grant a Pledge Without Conveyance on Chattel Property, the Promise to Execute Conditional Assignment of Rights and the Project Account Agreement.

                  "Closing Date" means the date upon which (a) each of the conditions set forth in Section 6.01 are satisfied or waived and (b) the initial disbursement of the IDB Loan is made pursuant to Section 2.02 of the IDB Loan Agreement.

                  "Collateral" means, collectively, all of the rights, interests and property intended to be pledged or assigned for the benefit of either Senior Lender or both Senior Lenders, as the case may be by the Borrower or any other Person, in any case pursuant to the Security Documents for the purpose of securing the Obligations.

                                Common Agreement

                  "Collection Account Agreements" means, collectively, (a) that certain account agreement to be executed and delivered in form and substance satisfactory to the Senior Lenders on or prior to the Closing Date by the Borrower and Banco BHIF and (b) that certain account agreement to be executed and delivered in form and substance satisfactory to the Senior Lenders by the Borrower and Banco del Estado, in each case, providing for the automatic transfer of collected credit balance of any Collection Account to the Operating Account and prohibiting the Borrower from making any other transfers from any Collection Account.

                  "Collection Accounts" has the meaning assigned to such term in
Section 4.01(b)(ii) of this Agreement.

                  "Commercial Pledge to EDC on Concessions of
Telecommunications" means the pledge dated as of April 13, 1999 regulated by articles 813 and following of the Commerce Code of Chile created by the Borrower on certain concessions of telecommunications held by the Borrower granted in favour of EDC.

                  "Commercial Pledge to IDB on Concessions of
Telecommunications" means the pledge, to be executed and delivered in form and substance satisfactory to the Senior Lenders on or prior to the Closing Date, regulated by articles 813 and following of the Commerce Code of Chile created by the Borrower on certain concessions of telecommunications held by the Borrower granted in favour of IDB.

                  "Commitment" means, collectively, the EDC Commitment and the IDB Commitment.

                  "Completion of Network Construction" has the meaning assigned to such term in Section 2.01 of the Performance Undertaking.

                  "Concessions" means each of the concessions, listed under the heading "Concessions" on Schedule II hereto and any other concessions obtained subsequent to the date hereof, for the operation of a public telephone network in each of the nine primary zones involved in the Project.

                  "Conditional Assignments" means, collectively, the Telsur Conditional Assignment, the ENTEL Conditional Assignment, the CTC Conditional Assignment, the SRT Conditional Assignment and any other conditional assignment (in form and content satisfactory to the Senior Lenders, acting reasonably) from each Person (other than the Borrower) party to a Project Document.

                  "Contractor" means any Person who performs services, such as construction, operation, or maintenance, related to the Project in the capacity of an independent contractor of the Borrower (rather than in the capacity of an employee).

                  "Covered Taxes" means all present and future income, stamp, registration and other taxes and levies, imposts, deductions, charges, compulsory loans and withholdings whatsoever, and all interest, penalties or similar amounts with respect thereto, now or hereafter imposed, assessed, levied or collected by any authority of or in any jurisdiction (including, without limitation, Chile or any political subdivision or taxing authority thereof or therein, or any

                                Common Agreement
federal or other association of or with which Chile may be a member or associated) on or in respect of the Senior Loans, this Agreement, the Notes, the other Financing Documents, the recording, registration, notarization or other formalization of any thereof, the enforcement thereof or the introduction thereof in any judicial proceedings, or on or in respect of any payments of principal, interest, premium, charges, fees or other amounts made on, under or in respect of any thereof.

                  "CTC" means Compania de Telecomunicaciones de Chile S.A., a sociedad anonima duly organized and validly existing under the laws of Chile.

                  "CTC Conditional Assignment" means the Conditional Assignment, to be executed and delivered in form and substance satisfactory to the Senior Lenders on or prior to the Closing Date, among CTC, the Borrower and the Senior Lenders.

                  "CTC Interconnection Agreement" means, collectively, (a) the Interconnection Agreement for long distance telephone calls dated as of July 26, 1999 between CTC and the Borrower, and (b) the Service Agreement for long distance telephone calls dated as of May 25, 1998 between CTC and the Borrower.

                  "Custodian" means Banco Sud Americano in its capacity as Custodian under the Custodian Agreement.

                  "Custodian Agreements" means, collectively, the EDC Custodian Agreement and the IDB Custodian Agreement.

                  "Date Certain" means December 31, 2000.

                  "Debt Service" means, for any period, the sum, for the Borrower (determined in accordance with Canadian GAAP), of the following: (a) all regularly scheduled payments of principal of Indebtedness (including, without limitation, the principal component of any payments in respect of Capital Lease Obligations) made during such period, plus (b) all payments in respect of operating lease obligations made during such period plus (c) all Interest Expense for such period plus (d) any fees incurred in connection with Indebtedness.

                  "Debt Service Coverage Ratio" means, as at any date, the ratio of (a) Free Cash Flow for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date to (b) Debt Service for such period.

                  "Debt Service Reserve Account" has the meaning assigned to such term in Section 4.0l(a)(iii).

                  "Debt Service Reserve Deficiency" means, on any date of determination, the amount, if any. by which the collected credit balance of the Debt Service Reserve Account is less than the Debt Service Reserve Requirement for such date of determination.

                  "Debt Service Reserve Requirement" means, on any date of determination, an amount equal to the sum of (a) the aggregate amount of interest on the Senior Loans projected to accrue during the six-month period following such date using the interest rates in effect with

                                Common Agreement
respect to such Senior Loans outstanding on such date of determination, plus (b) the aggregate amount of principal of Senior Loans then scheduled to become due on the next Principal Payment Date.

                  "Default" means an Event of Default or an event that with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Direct Agreement" means the Amended and Restated Direct Agreement dated as of the date hereof among SRT, the Borrower and the Senior Lenders.

                  "Dollars" and "$" each means the lawful money of the United States of America.

                  "EBITDA" means, for any period, the sum, for the Borrower (determined in accordance with Canadian GAAP), of the following: net income for such period less extraordinary gains for such period, less SUBTEL subsidies during such period, less foreign exchange gains during such period, plus foreign exchange losses during such period, plus extraordinary losses for such period, plus taxes paid and provisions for taxes made during such period, plus Interest Expense for such period, plus depreciation and amortization.

                  "EDC" has the meaning assigned to such term in the Preamble to this Agreement.

                  "EDC Accrual Account" has the meaning assigned to such term in
Section 4.0l(a)(i).

                  "EDC Commitment" has the meaning assigned to the term "Commitment" in the EDC Loan Agreement.

                  "EDC Custodian Agreement" means the Custodian Agreement dated as of April 13, 1999 among the Borrower, EDC and the Custodian.

                  "EDC Loan Agreement" means the Amended and Restated Loan Agreement dated as of the date hereof between the Borrower and EDC.

                  "EDC Loans" means the loans made by EDC to the Borrower pursuant to Section 2.01 of the EDC Loan Agreement.

                  "EDC Notes" means any promissory note delivered by the Borrower to EDC in connection with the EDC Loan Agreement.

                  "EHSM Plan" means the Borrower's Environmental, Health and Safety Management Plan ("Plan de Gestion Ambiental. Salud y Seguridad") by Ambiental Consultores Limitada dated December 6, 1999. The EHSM Plan shall include all the actions necessary to comply with all Environmental Requirements and shall include, without limitation, the following: (a) a detailed description of all necessary environmental and social mitigation measures and monitoring programs, which are, at a minimum, those measures and monitoring programs defined in any environmental impact assessment and related Governmental Approvals; (b) an estimated cost, time schedule and assigned responsibility for implementation for each mitigation measure and monitoring program; (c) a description of the specific project supervision

                                Common Agreement
methods to be implemented to ensure that all measures and programs are completely and properly implemented by all responsible parties; (d) a description of the planned environmental, health and safety management system, including description of personnel and their duties, training, and other related plans and procedures (e.g., contingency plans, health and safety plans, etc.); and (e) a description of ongoing public consultation and information disclosure activities. The EHSM Plan shall address the construction and operational phases of all relevant Project components.

                  "ENTEL" means Empresa Nacional de Telecomunicaciones S.A., a sociedad anonima duly organized and validly existing under the laws of Chile.

                  "ENTEL Conditional Assignment" means the Conditional Assignment of Rights (Entel Interconnection Agreement (Long Distance)), to be executed and delivered in form and substance satisfactory to the Senior Lenders on or prior to the Closing Date, among ENTEL, the Borrower and the Senior Lenders.

                  "ENTEL Interconnection Agreement (Long Distance)" means, collectively, (a) the Interconnection Agreement for long distance telephone calls dated as of June 25, 1998 between ENTEL and the Borrower, and (b) the Service Agreement for long distance telephone calls dated as of May 25, 1998 between ENTEL and the Borrower.

                  "Environmental and Social Compliance Report" shall include, at a minimum, the following: (a) certification by an authorized representative of compliance with all Environmental Requirements by the Project, the Borrower, and any Contractor, and that the information presented in such report is correct and accurate; (b) information concerning any and all non-compliance with any Environmental Requirement which occurred during the reporting period, including a brief description and justification and corrective measures taken; (c) description of any and all relevant environmental or social issues/problems, worker accidents, etc. and actions taken and measures implemented in order to prevent the repetition of the same; (d) description of any and all environmental or social risks or liabilities, either existing or foreseen; (e) description of any and all environmental, social, or health and safety complaints, demands, inquiries, third party communications, or Environmental Claims concerning the Project, the Borrower, or any Contractor in relation to the Project; (f) description of the status and results of all environmental, social, and health and safety programs and summary of the previous time/reporting period results/data from the environmental, social and health and safety monitoring programs; (g) description of material Capital Expenditures, material increases in operating expenses and other actions or activities planned to be performed during the next report period to comply with Environmental Requirements and Governmental Approvals and prevent Environmental Claims that are not already included in the Environmental Reports, including any estimated costs that are material, a schedule and a designation of responsibility for implementation of such planned actions or activities: (h) description of ongoing public disclosure and public consultation activities that were performed during the reporting period; and (i) copies of any and all environmental, social or health and safety documents or reports executed in order to satisfy Environmental Laws or material correspondences with Governmental Bodies.

                  "Environmental Claim" means, with respect to any Person, any administrative, regulatory or judicial notice, claim, action, suit, judgment, demand or other communication

                                Common Agreement

(whether written or oral) by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other property of the claiming Person, personal injuries, fines or penalties arising out of, based on or resulting from
(a) the presence, use or release into the environment of any Hazardous Material at any location, whether or not owned by such Person; or (b) any fact, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law including without limitation (i) any and all claims by any Governmental Body for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety to health, safety or the environment.

                  "Environmental Laws" means any and all applicable Chilean federal, provincial, municipal or local laws, rules, order, regulations, statutes, ordinances, codes, decrees or requirements of any Chilean Governmental Body, related to the environment, worker health and safety.

                  "Environmental Party" means the Borrower, and any Contractor or any officer, director, employee or agent of either such party.

                  "Environmental Reports" means one or more reports prepared by the Borrower (or a consulting firm on its behalf) related to environmental, health or safety aspects of the Borrower's activities or assets or undertakings to be executed by its Contractors for any applicable period including, without limitation, the EHSM Plan, environmental impact assessments, environmental management plans, safety management plans, emergency response or contingency plans or similar studies.

                  "Environmental Requirements" means all environmental, social, health and safety requirements, standards, protections, obligations and performance required by (a) any Environmental Law, (b) any Governmental Approval, (c) the IDB Environmental and Social Guidelines, (d) any Environmental Reports, (e) any environmental, social, or health and safety representation and warranty or affirmative covenant in this Agreement, and (f) any Fundamental Principles and Rights at Work.

                  "Equity" means the sum, as at any date, for the Borrower (determined in accordance with Canadian GAAP) of the following: (a) the amount of cash equity invested in the Borrower, plus (b) the Subordinated Indebtedness owing to SRT, plus (c) any in-kind investment, plus (d) any Indebtedness (other than the Indebtedness created pursuant to this Agreement) of the Borrower Guaranteed by SRT. plus (e) the Borrower's retained earnings less any retained losses.

                  "Event of Default" has the meaning assigned to such term in
Section 9 to this Agreement.

                                Common Agreement

                  "Expansion Capital Expenditures" means those Capital Expenditures required to expand the Project beyond the required specifications for Completion of Network Construction pursuant to a plan in form and substance satisfactory to the Senior Lenders.

                  "Financial Completion" has the meaning assigned to such term in Section 8.20.

                  "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

                  "Financing Documents" means, collectively, this Agreement, the Intercreditor Agreement, the IDB Notes, the IDB Loan Agreement, the EDC Notes, the EDC Loan Agreement, the Custodian Agreements, the Project Account Agreement, the Project Funds Agreement, the Transfer Restrictions Agreement, the Performance Undertaking, the Direct Agreement, the Collection Account Agreements and the Security Documents.

                  "First Pledge Without Conveyance on Chattel Property" means the pledge dated as of April 13, 1999 regulated by Ley # 18, 112 of Chile on chattel property owned by the Borrower created by the Borrower in favour of EDC.

                  "Free Cash Flow" means, for any period, the sum, for the Borrower (determined in accordance with Canadian GAAP), of the following: (a) EBITDA for such period less (b) Capital Expenditures (other than Expansion Capital Expenditures) made during such period, less (c) taxes paid during such period plus (d) decreases in non-cash working capital during such period less increases in non-cash working capital during such period.

                  "Fundamental Principles and Rights at Work" include, without limitation, (a) freedom of association and the effective recognition of the right to collective bargaining; (b) prohibition of all forms of forced or compulsory labor; (c) prohibition of child labor, including the prohibition of children under 18 from working in hazardous conditions (which includes construction activities) and young persons from working at night, and that young persons under 18 be found fit to work via medical examinations; (d) elimination of discrimination in respect of employment and occupation, where discrimination is defined as any distinction, exclusion or preference based on race, color, sex, religion, political opinion, national extraction, social origin, or any other motive determined by any Governmental Body; (e) compliance with all applicable labor laws, regulations, and standards; and (f) compliance with all International Labor Organization conventions/treaties which have been accepted by Chile.

                  "Governmental Approval" means any authorization, consent, approval, license, ruling, permit, concession (including the Concessions), certification, exemption, filing, variance, order, judgment, decree, publication, notice to, declaration of or with or registration by or with (in all cases other than with respect to the perfection of any security interest) any Governmental Body.

                  "Governmental Body" means any national, state, county, city, town, village, municipal or other local governmental department, commission, board, bureau, agency, authority or instrumentality of Chile. Canada, or the British Virgin Islands, or any political subdivision thereof, and any Person (including, without limitation, the Central Bank of Chile) exercising

                                Common Agreement
executive, legislative, judicial, regulatory or administrative functions of or pertaining to any of the foregoing entities, including, without limitation, all commissions, boards, bureaus, arbitrators and arbitration panels, and any authority or other Person controlled by any of the foregoing.

                  "Guarantee" means a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposits in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as verbs have the correlative meanings.

                  "Hazardous Materials" means any hazardous or toxic substances, materials or wastes defined, listed, classified or regulated as such in or under any applicable Environmental Law, including, without limitation: (a) any petroleum or petroleum products (including, without limitation, gasoline or crude oil or any fraction thereof); (b) "radioactive materials;" (c) asbestos in any form that is or could become friable; (d) urea formaldehyde foam insulation;
(e) fluids with polychlorinated biphenyl compounds; (f) lead-containing paint;
(g) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any applicable Environmental Law; and (h) any other chemical, material or substance, exposure to or Release of which is prohibited, limited or regulated by any Governmental Body.

                  "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "IDB" has the meaning assigned to such term in the Preamble of this Agreement.

                  "IDB Accrual Account" has the meaning assigned to such term in
Section 4.0l(a)(ii).

                  "IDB Commitment" has the meaning assigned to the term "Commitment" in the IDB Loan Agreement.

                  "IDB Custodian Agreement" means the Custodian Agreement, to be executed and delivered in form and substance satisfactory to the Senior Lenders on or prior to the Closing Date, among the Borrower. IDB and the Custodian.

                  "IDB Environmental and Social Guidelines" means the applicable environmental and social IDB policies and guidelines, including, without limitation, guidance on environmental impact assessments, resettlement policy and disclosure of information policy.

                                Common Agreement

                  "IDB Loan" means the loan made by IDB to the Borrower pursuant to Section 2.01 of the IDB Loan Agreement.

                  "IDB Loan Agreement" means the Loan Agreement dated as of the date hereof between the Borrower and IDB.

                  "IDB Members" has the meaning assigned to such term in Section 8.13(b)(ii).

                  "IDB Notes" means any promissory note delivered by the Borrower to IDB in connection with the IDB Loan Agreement.

                  "Indebtedness" means, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations or operating lease obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person.

                  "Independent Accountants" means Deloitte & Touche Sociedad de Auditores y Consultores Limitada or other independent certified public accountants of recognized national standing and acceptable to the Senior Lenders.

                  "Independent Engineer" means Ingenieros y Economistas Consultores Ltda. of Santiago, Chile or such other Person appointed by the Senior Lenders from time to time with the consent of the Borrower, which consent shall not be unreasonably withheld.

                  "Independent Insurance Advisor" means AON Risk Services, Inc. or such other insurance consultant as the Senior Lenders may engage from time to time.

                  "Initial Equity Investment" means SRT's equity investment in the Borrower in an aggregate amount not less than $52,000,000. in the form of any combination of the following: cash equity, Intercompany Loans, in-kind investment.

                  "Intercompany Loans" means any loan made by SRT to the Borrower, together with any intercompany receivables between the Borrower and SRT relating to the Borrower's purchase of equipment or services for the Project.

                  "Interconnection Agreements" means, collectively, (a) the ENTEL Interconnection Agreement (Long Distance), (b) the Telsur Interconnection Agreement, (c) the CTC Interconnection Agreement, and (d) any other interconnection agreements entered into after

                                Common Agreement
the date hereof between the Borrower and any other telephone services operator in Chile, in form and substance satisfactory to the Senior Lenders.

                  "Intercreditor Agreement" means the Intercreditor Agreement to be executed and delivered in form and substance satisfactory to the Senior Lenders on or prior to the Closing Date between EDC and IDB.

                  "Interest Expense" means, for any period, the sum, for the Borrower (determined in accordance with Canadian GAAP), of the following: (a) all interest in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) under Hedging Agreements relating to interest during such period (whether or not actually paid or received during such period).

                  "Interest Payment Date" means November 15th and May 15th of each calendar year occurring during the term of this Agreement; or, if any such date is not a Business Day, the succeeding Business Day.

                  "Investment" means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, Joint Venture, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligations with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Hedging Agreement.

                  "Joint Venture" means (a) the ownership of any capital stock of any Person, other than by virtue of an ownership interest in a Subsidiary, or
(b) any other type of interest (whether ownership or otherwise) in any Person, including without limitation, any partnership, joint venture, profit sharing or royalty agreement or similar arrangement whereby income or profits are, or may be, shared with any Person.

                  "Lien" means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Financing Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

                                Common Agreement

                  "London Business Day" means any day on which dealings on Dollar deposits are conducted in the London interbank market.

                  "Long-Term Debt" means, as of any date of determination, the aggregate of all those components of Indebtedness which fall due or whose final payment is due more than one year after such date of determination.

                  "Maintenance Costs" means, for any period, expenditures made, or projected to be made, by the Borrower to be paid or payable during such period to maintain or replace existing fixed assets, plant and equipment in accordance with Canadian GAAP, which expenditures are for the purpose of maintenance, renewals, replacements and repairs of all or part of the Project in a manner consistent with the Agreed Financial Model and are not for the purpose of expanding or enhancing the capacity of the Project or the performance thereof or otherwise for improvements or new operations.

                  "New York Business Day" means any date on which commercial banks are not authorized or required to close in New York City.

                  "Network Assets" means all assets of the Borrower used in the Borrower's business of providing telecommunications services.

                  "Notes" means collectively, the IDB Notes and the EDC Notes.

                  "Obligations" means all obligations of the Borrower now existing or hereinafter arising, direct or indirect, absolute or contingent, due or to become due, under the Financing Documents, including (without duplication)
(a) the principal and interest on the Senior Loans and all other obligations, advances, debts and liabilities of the Borrower, including indemnities, fees and interest incurred under, arising out of or in connection with the Senior Loans or any other Financing Document; (b) any and all sums advanced by any Senior Lender in order to preserve the security interests created pursuant to the Security Documents; and (c) in the event of any proceeding for the collection or enforcement of the Obligations, after an Event of Default shall have occurred and be continuing and unwaived, the expense of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on any Collateral, or of any exercise by any Senior Lender, of its rights under the Security Documents, together with reasonable attorney's and experts' fees and expenses and court costs.

                  "Operating Account" has the meaning assigned to such term in
Section 4.01(b)(i) of this Agreement.

                  "Operating Contracts" means, collectively, any agreements relating to the operation of the Project entered into between the Borrower and another Person.

                  "Operating Costs" means, for any period, the sum, computed without duplication, of all costs and expenses paid by the Borrower during such period (or in the case of any future period, projected by the Borrower to be paid or payable during such period) in connection with the operation, maintenance and administration of the Project, and including, without limiting the generality of the foregoing, (a) costs of operating and administering the Project and of maintaining it in good repair and operating condition (including, without limitation, all

                                Common Agreement

Maintenance Costs and amounts due and payable under the Technical Services Agreement that are permitted to be paid under this Agreement), (b) costs of payroll, utilities, supplies and other services acquired in connection with the operation and maintenance of the Project, (c) costs of insurance, (d) costs of shipping and transporting, (e) costs and fees attendant to the obtaining and maintaining in effect the Governmental Approvals relating to the Project and (f) legal, accounting and other professional fees attendant to any of the foregoing; provided that all of the foregoing costs and expenses shall be determined on a cash basis and shall not include depreciation, amortization and other non-cash items.

                  "Payment Dates" means, collectively, any Principal Payment Dates or any Interest Payment Dates.

                  "Payroll Account" has the meaning assigned to such term in
Section 4.01(b)(iii).

                  "Performance Undertaking" means the Amended and Restated Performance Undertaking dated as of the date hereof between SRT and the Senior Lenders.

                  "Permitted Indebtedness" has the meaning assigned to such term in Section 8.07.

                  "Permitted Investments" means, collectively:

                  (a) all financial instruments and investments that comply with all of the following:

                           (i) fixed income; and

                           (ii) issued by: (A) the Central Bank of Chile, (B)
                  the Tesoreria General de la Republica, (C) Canada or the United States or any agency thereof as a direct obligation, or obligations guaranteed by Canada or the United States or any agency thereof; or (D) financial institutions and companies (other than SRT or any company affiliated, by way of ownership, with SRT or the Borrower) having a rating, as reported to the Superintendencia de Valores y Seguros, in the two highest rating categories as existing at the time of the Closing Date and from time to time or a rating equivalent thereto; and

                  (b) any repurchase agreement in respect of any of the instruments referred to in clause (a) of this definition; and

                  (c) time deposits in commercial banks acceptable to the Senior Lenders and short-term marketable securities, acquired solely to give temporary employment to the Borrower's idle resources;

provided, in each case, that such Permitted Investment matures within one year from the date of acquisition thereof by the Borrower.

                  "Permitted Liens" has the meaning assigned to such term in
Section 8.06(a).

                                Common Agreement

                  "Person" means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

                  "Pledges Without Conveyance on Chattel Property" means, collectively, the First Pledge Without Conveyance on Chattel Property, the Second Pledge Without Conveyance on Chattel Property and the Senior Lenders' Pledge Without Conveyance on Chattel Property.

                  "Principal Payment Date" means each May 15th and November 15th of each calendar year, commencing on May 15, 2001 and continuing thereafter until (a) with respect to the EDC Loans, the earlier of (i) November 15, 2007 and (ii) the date on which all Obligations owing to EDC have been paid in full and (b) with respect to the IDB Loan the earlier of (i) November 15, 2008 and
(ii) the date on which all Obligations owing to IDB have been paid in full; or if any such date is not a Business Day, the succeeding Business Day.

                  "Process Agent" has the meaning assigned to such term in
Section 10.08(c).

                  "Process Agent Acceptance" means a letter from the Process Agent addressed to each Senior Lender substantially in the form of Exhibit E.

                  "Project" means the design, construction, installation and operation of a rural telecommunications network in nine primary zones of Chile as more specifically described in the Agreed Financial Model and Business Plan.

                  "Project Account Agreement" means the Project Account Agreement, to be executed and delivered in form and substance satisfactory to the Senior Lenders on or prior to the Closing Date, among the Borrower, the Senior Lenders and the Account Bank, which regulates (a) the opening, operation and maintenance of the Accounts and the use of the funds deposited therein; and
(b) certain aspects of the operation of the Borrower Accounts.

                  "Project Costs" means all costs and expenses (excluding Expansion Capital Expenditures), incurred or anticipated to be incurred by the Borrower to finance, develop, construct and complete the Project and achieve Completion of Network Construction, including, without limitation, all costs and expenses incurred in connection with the design, equipment procurement, installation, construction and start-up of the Project in a manner consistent with the Agreed Financial Model, the grant to the Borrower of all easements, licenses and other real property rights and interests required for the Project. Interest Expense during construction and other fees and costs (including in connection with the Closing Date).

                  "Project Documents" means, collectively, the Concessions, the Interconnection Agreements, the Tariff Agreements, the Technical Services Agreement, the Operating Contracts, the Service Contracts, the Agreed Financial Model, the Business Plan, the SUBTEL Letter, and every other contract or agreement entered into by, or on behalf of the Borrower and any other Person in effect on the date hereof or entered into after the date hereof relating to the Project.

                  "Project Funds Agreement" means the Amended and Restated Project Funds Agreement dated as of the date hereof among SRT. the Borrower and the Senior Lenders.

                                Common Agreement

                  "Promise to Execute Conditional Assignment of Rights" means the Borrower's agreement, to be executed and delivered in form and substance satisfactory to the Senior Lenders on or prior to the Closing Date, to execute conditional assignments of the Borrower's rights and obligations under any relevant Project Document governed by the laws of Chile created by the Borrower in favour of the Senior Lenders.

                  "Promise to Grant a Commercial Pledge on Concessions of Telecommunications" means the Borrower's agreement, to be executed and delivered in form and substance satisfactory to the Senior Lenders on or prior to the Closing Date, to create a pledge regulated by articles 813 and following of the Commerce Code of Chile on the concessions of telecommunications granted to the Borrower after the date hereof, created by the Borrower in favour of the Senior Lenders.

                  "Promise to Grant a Pledge Without Conveyance on Chattel Property" means the Borrower's agreement, to be executed and delivered in form and substance satisfactory to the Senior Lenders on or prior to the Closing Date, to create a pledge regulated by Ley # 18, 112 of Chile on chattel property to be owned by the Borrower after the date hereof, created by the Borrower in favour of the Senior Lenders.

                  "Property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                  "Quarterly Dates" means the last day of March, June, September and December in each year, the first of which shall be the first such day after the date hereof.

                  "Receivables Turnover" means, as at any date, the ratio of (a) Total Revenues plus applicable value added tax ("IVA") and long distance charges (collected on behalf of the various long distance carriers) for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date to (b) the quotient of the sum of the ending balance of accounts receivable (as defined pursuant to Canadian GAAP) for each of the preceding four consecutive fiscal quarters divided by four.

                  "Recurring Revenues" means the sum, converted from Chilean Pesos to Dollars using the average of the closing rates of exchange, as quoted by Bloomberg under the website found at the following internet address "www.bloomberg.com/welcome.html" or if such rate is not available from such source, the rate notified to the Borrower by the Senior Lenders, on the last day of the prior quarterly fiscal period and the last day of the current quarterly fiscal period, (determined in accordance with Canadian GAAP) of the following:
(a) usage revenues for such period, plus (b) monthly subscription revenues for such period.

                  "Release" means the release or disposal (accidental or otherwise) of any Hazardous Material into or upon or under any land or water or air, or otherwise into the environment, including, without limitation, by means of burial, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying, placement and the like.

                  "Restricted Payment" means dividends (in cash, Property or obligations) on, or other payments or distributions on account of. or the setting apart of money for a sinking or other

                                Common Agreement
analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Borrower or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of the Borrower), but excluding dividends payable solely in shares of common stock of the Borrower.

                  "Second Pledge Without Conveyance on Chattel Property" means the pledge, to be executed and delivered in form and substance satisfactory to the Senior Lenders on or prior to the Closing Date, regulated by Ley # 18, 112 of Chile on chattel property owned by the Borrower created by the Borrower in favour of IDB.

                  "Security Documents" means, collectively, the SR (BV) Holdings Pledge Agreement, each Chilean Security Document and all filings required by the Security Documents to be filed in Chile, the British Virgin Islands or Canada with respect to the security interests in Property created pursuant to the Security Documents.

                  "Senior Lenders" means, collectively, EDC and IDB.

                  "Senior Lenders' Pledge Without Conveyance on Chattel Property" means the pledge, to be executed and delivered in form and substance satisfactory to the Senior Lenders on or prior to the Closing Date, regulated by Ley # 18, 112 of Chile on chattel property owned by the Borrower created by the Borrower in favour of IDB and EDC.

                  "Senior Loan Agreements" means, collectively, the EDC Loan Agreement and the IDB Loan Agreement.

                  "Senior Loans" means, collectively, the IDB Loan and the EDC Loans.

                  "Senior Notes" means, collectively, the EDC Notes and the IDB Notes.

                  "Service Contracts" means, collectively, any agreement providing for certain installation and maintenance services entered into between the Borrower and any Person.

                  "Shareholders Pledge Agreements" means, collectively, (a) that certain Pledge of Shares dated as of April 13, 1999, created by Chilean Holdco in favour of EDC, (b) that certain Pledge of Shares dated as of April 13, 1999, created by BVI Holdco in favour of EDC and (c) that certain Pledge of Shares, to be executed and delivered in form and substance satisfactory to the Senior Lenders on or prior to the Closing Date, created by Chilean Holdco in favour of IDB, in each case, in the capital stock of the Borrower and regulated by articles 813 and following of the Commerce Code of Chile.

                  "SR (BV) Holdings" means SR (BV) Holdings Limited, a limited liability company duly organized and validly existing under the laws of the British Virgin Islands.

                  "SR (BV) Holdings Pledge Agreement" means the share pledge agreement, to be executed and delivered in form and substance satisfactory to the Senior Lenders on or prior to the Closing Date, created by SR (BV) Holdings in favour of the Senior Lenders in the capital stock of BVI Holdco.

                                Common Agreement

                  "SRT" means SR Telecom Inc., a corporation duly organized and validly existing under the laws of Canada.

                  "SRT Conditional Assignment" means the Conditional Assignment of Rights (Technical Services Agreement), to be executed and delivered in form and substance satisfactory to the Senior Lenders on or prior to the Closing Date, among SRT, the Borrower and the Senior Lenders.

                  "SRT Material Adverse Effect" means a material adverse effect on (a) the Property, business, operations, financial condition, liabilities or capitalization of SRT or (b) the ability of SRT to perform its obligations under any of the Transaction Documents to which it is a party.

                  "Subordinated Indebtedness" means, collectively, all Intercompany Loans (but in any event not including payments under the Technical Services Agreement that are permitted under the Direct Agreement or the payment of Project Costs owing to SRT which are permitted under Section 8.13(a)(ii)) and any other Indebtedness (a) for which the Borrower is directly and primarily liable and (b) that is unsecured and subordinated to the obligations of the Borrower to pay principal of and interest on the Senior Loans and the Senior Notes on terms and conditions substantially in the form of Exhibit C.

                  "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, limited liability company, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, limited liability company, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

                  "SUBTEL" means Subsecretaria de Telecomunicaciones, an agency of the Chilean government.

                  "SUBTEL Letter" means the letter dated as of March 23, 1999 from SUBTEL addressed to the Borrower and identified as ORD No. 32092.

                  "Surplus Cash" has the meaning assigned to such term in clause "tenth" of Section 4.03(b).

                  "Tariff Agreements" means, collectively, any tariff agreements entered into after the date hereof between the Borrower and any telephone services operator in Chile, in form and substance satisfactory to the Senior Lenders.

                  "Technical Services Agreement" means the Procurement of Service Agreement dated as of March 31 1999 between SRT and the Borrower.

                                Common Agreement

                  "Telrad" means Telrad, Telecommunication and Electronic Industries Ltd., a limited liability company duly organized and validly existing under the laws of Israel.

                  "Telsur" means Compania Nacional de Telefonos, Telefonica del Sur S.A., a sociedad anonima duly organized and validly existing under the laws of Chile.

                  "Telsur Conditional Assignment" means the Conditional Assignment of Rights (Telsur Interconnection Agreement), to be executed and delivered in form and substance satisfactory to the Senior Lenders on or prior to the Closing Date, among Telsur, the Borrower and the Senior Lenders.

                  "Telsur Interconnection Agreement" means the Interconnection Agreement dated as of July 13, 1998 between Telsur and the Borrower.

                  "Total Debt" means, as at any date, the sum, for the Borrower (determined in accordance with Canadian GAAP), of the following: (a) all Indebtedness of the Borrower, less (b) any Indebtedness (other than Indebtedness created pursuant to this Agreement) of the Borrower Guaranteed by SRT, less (c) any Indebtedness of the Borrower owing to any shareholder of the Borrower.

                  "Total Revenues" means the sum, for any period, for the Borrower (determined in accordance with Canadian GAAP) of the following: (a) from usage revenues for such period, plus (b) carrier access revenues for such period, plus (c) installation revenues for such period, plus (d) monthly subscription revenues for such period.

                  "Transaction Documents" means, collectively, the Financing Documents and the Project Documents.

                  "Transaction Parties" means, collectively, the Borrower, SRT, SR (BV) Holdings, BVI Holdco and Chilean Holdco.

                  "Transfer Restrictions Agreement" means the Amended and Restated Transfer Restrictions Agreement dated as of the date hereof among SRT, SR (BV) Holdings, BVI Holdco, Chilean Holdco and the Senior Lenders.

                  "Trust Indenture" means the Trust Indenture dated as of April 22, 1998 between SRT and Montreal Trust Company, a trust company incorporated under the laws of Canada pursuant to which a principal amount of Canadian $75,000,000 of debentures were issued bearing interest at 8.15% with a due date of April 22, 2005.

                  "Year 2000 Compliance" of an entity means that all computer systems and programs (including but not limited to any technology reliant on an embedded computer chip) of such entity material to such entity's business and operations are (a) designed to be used prior to, during and after the calendar year 2000 AD without error; (b) capable of operating without error relating to the production of date data which represents or refers to different centuries or more than one century; (c) designed so that all date data fields, date data storage, date-related user interfaces, and other interfaces include an unambiguous explicit or implicit (derived by algorithm

                                Common Agreement
or inferencing) indication of century; and (d) shall recognize that the calendar year 2000 AD is a leap year, and "Year 2000 Compliant" shall have a corresponding meaning.

                  1.02 Principles of Construction. In this Agreement and the other Financing Documents and the appendices, exhibits and schedules hereto or thereto:

                  (a) The meanings set forth for defined terms in Section 1.01 or in any Financing Document shall be equally applicable to both the singular and plural forms of the terms defined and the masculine, feminine or neutral gender shall include all genders.

                  (b) All references in any Financing Document to clauses, sections, appendices, schedules and exhibits are to clauses, sections, appendices, schedules and exhibits in or to such Financing Document unless otherwise specified therein.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in a Financing Document shall refer to such Financing Document as a whole and not to any particular provision of such Financing Document.

                  (d) References in any Financing Document to any statute, law, decree or regulation shall be construed as a reference to such statute, law, decree or regulation as re-enacted, redesignated, amended or extended from time to time, except as otherwise provided in such Financing Document.

                  (e) References in any Financing Document to any Transaction Document or any other document or agreement shall be deemed to include references to such Transaction Document or such other document or agreement as amended, varied, supplemented or replaced from time to time in accordance with the terms of such Transaction Document, document or agreement and this Agreement and to include any appendices, schedules, exhibits, supplements, clarification letters, side letters and disclosure letters executed in connection therewith.

                  (f) References to any Person or Persons shall be construed as a reference to any successors or assigns of such Person or Persons to the extent permitted under the Financing Documents and, in the case of any Governmental Body, any Person succeeding to its functions and capacities.

                  (g) The table of contents and the headings of the several sections and subsections of this Agreement or any Financing Document are intended for convenience only and shall not in any way affect the meaning or construction of any provision therein.

                  (h) References to the words "include" or "including" shall be deemed to be followed by "without limitation" or "but nut limited to", whether or not they are followed by such phrases or words of similar import.

                  (i) References to a number of days shall refer to calendar days unless Business Days are otherwise specified.

                                Common Agreement

                  1.03 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Senior Lenders hereunder shall be prepared, in accordance with Canadian GAAP and Chilean GAAP, applied on a basis consistent with that used in the Agreed Financial Model (in the case of Canadian GAAP) and in the audited financial statements of the Borrower referred to in Section 7.05 (except for changes concurred with by the Borrower's independent public accountants) and shall include certified data on appropriate Dollar exchange rates applicable to the financial information provided. To enable the ready and consistent determination of compliance with the covenants set forth in Section 8, the Borrower will not change the last day of its fiscal year from December 31, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30, respectively.

                  1.04 Conflicts. In the case of any conflict between the terms of this Agreement and the terms of any Senior Loan Agreement, the terms of such Senior Loan Agreement, as between the Company and the Senior Lender party thereto, shall control. In the case of any conflict between the terms of the Intercreditor Agreement and any other Financing Document, the terms of the Intercreditor Agreement, as between the Senior Lenders, shall control. In the case of any conflict between the terms of this Agreement and any other Financing Document (other than the Intercreditor Agreement and the Senior Loan Agreements), the terms of this Agreement shall control.

                  Section 2. Senior Loan Agreements.

                  2.01 Indebtedness Subject to this Agreement. All Senior Loans shall be entitled to the benefits of and subject to the obligations set forth in this Agreement and the security interests granted by or pursuant to the Security Documents.

                  2.02 Senior Loans Pari Passu. All Senior Loans shall rank pari passu without any preference among the Senior Loans or the Senior Loan Agreements by reason of date of incurrence or otherwise.

                  2.03 Pro Rata Payment of Obligations. Each scheduled payment in accordance with Section 2.07, in respect of the Obligations by the Borrower to the Senior Lenders on a Payment Date, shall be on a pro rota payment basis in accordance with the respective Obligations due to the Senior Lenders on such Payment Date.

                  2.04 Non-Pro Rata Prepayment. The Borrower may prepay in whole or in part the Obligations owed to one or more Senior Lenders without making a pro rota payment to any other Senior Lender if:

                  (a) such prepayment is made to EDC. in an amount equal to the aggregate outstanding amount of the EDC Loans in excess of $25,000,000 from the proceeds of the initial disbursement of the IDB Loan:

                  (b) such Senior Lender would be entitled to or has received compensation from the Borrower pursuant to Section 5 of the EDC Loan Agreement or pursuant to Section 5

                                Common Agreement
         of the IDB Loan Agreement, as the case may be, for costs incurred by such Senior Lender in connection with making or maintaining its Senior Loans in excess of costs incurred generally by any other Senior Lender in connection with the Senior Loans; or

                  (c) such prepayment is made to a Senior Lender because it has become unlawful for such Senior Lender to honor its obligations to make or maintain its Senior Loans under its Senior Loan Agreement.

                  2.05 Optional Prepayments.

                  (a) The Borrower shall have the right to prepay the Senior Loans at any time or from time to time, provided that:

                  (i) the Borrower has obtained the specific prior approval of the Central Bank of Chile with respect to such prepayment and with respect to the fee referred to in clause (vi) of this Section 2.05(a);

                  (ii) the Borrower shall give each Senior Lender notice of each such prepayment as provided in Section 4.04 of the IDB Loan Agreement and in Section 4.04 of the EDC Loan Agreement (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable thereunder);

                  (iii) Senior Loans may be prepaid only on an Interest Payment Date occurring after the first Principal Payment Date;

                  (iv) one-half of the amount of the prepayment shall be made available to each Senior Lender and, once paid to such Senior Lender, shall be applied in accordance with Section 4.01(b) of the Senior Loan Agreement to which such Senior Lender is a party;

                  (v) amounts prepaid under this Section 2.05 may not be reborrowed;

                  (vi) in addition to any break-funding costs payable to either or both of the Senior Lenders incurred in connection with such prepayment, the Borrower shall pay to IDB a fee for any prepayment made pursuant to this Section 2.05 prior to the eighth Principal Payment Date in an amount equal to (A) 2.0% of the amount of the IDB Loan prepaid during the period commencing on the first Principal Payment Date to but excluding the fourth Principal Payment Date or (B) 1.0% of the amount of the IDB Loan prepaid during the period commencing on the fourth Principal Payment Date to but excluding the eighth Principal Payment Date; and

                  (vii) each partial prepayment under this Section 2.05 shall be in an amount equal to $2,000,000 and, if greater, in incremental multiples of $1,000,000.

                  (b) Notwithstanding clauses (ii) and (iii) of Section 2.05(a), in the event that the Borrower desires to prepay Senior Loans without providing the notice required pursuant to Section 2.05(a)(ii) or on any day which is not an Interest Payment Date occurring after the first Principal Date as required in
Section 2.05(a)(iii). then the Borrower's right to prepay any Senior Loans is subject to (i) the payment by the Borrower to each Senior Lender of an additional fee in

                                Common Agreement
an amount equal to the amount of interest which would have accrued on the amount of principal to be so prepaid during the immediately succeeding 60 days, and
(ii) the Borrower's compliance with clauses (i), (iv), (v), (vi) and (vii) of
Section 2.05(a).

                  2.06 Mandatory Prepayments.

                  (a) Cash Sweep Account. On each Interest Payment Date occurring after Financial Completion on which the collected credit balance of the Cash Sweep Account is equal to or greater than $2,000,000, the Borrower shall prepay (using the amounts in the Cash Sweep Account) the Senior Loans in an aggregate amount equal to such collected credit balance.

                  (b) Prepayment of Other Indebtedness. On any date on which the Borrower prepays any Long-Term Debt in an amount greater than $100,000, the Borrower shall prepay the Senior Loans, in an aggregate amount equal to the amount of Long-Term Debt so prepaid or in such other amount requested by the Borrower and acceptable to the Senior Lenders.

                  (c) Termination Payment. Upon the Borrower's receipt of any payment from SUBTEL or on SUBTEL's behalf relating to a termination of any Concession, the Borrower shall prepay the aggregate outstanding amount of the Obligations in an amount equal to the amount of such payment.

                  (d) Financial Completion. If the Borrower has failed to demonstrate by January 31, 2003, that Financial Completion had occurred by December 31, 2002 in accordance with Section 8.20, then on January 31, 2003, but after taking the action described in Section 4.06(b)(ii), the Borrower shall prepay the Senior Loans in an amount equal to the amount received by the Borrower from SRT pursuant to Section 2.01(a)(v) of the Project Funds Agreement.

                  (e) Prepayment Fee. In addition to any break-funding costs payable to either or both of the Senior Lenders incurred in connection with such prepayment, the Borrower shall pay to IDB a fee for any prepayment made pursuant to clause (b) of this Section 2.06 prior to the eighth Principal Payment Date in an amount equal lo (i) 2.0% of the amount of the IDB Loan prepaid during the period commencing on the first Principal Payment Date to but excluding the fourth Principal Payment Date or (ii) 1.0% of the amount of the IDB Loan prepaid during the period commencing on the fourth Principal Payment Date to but excluding the eighth Principal Payment Date.

                  (f) Application. Prepayments described in (i) paragraphs (b) and (d) of this Section 2.06 shall be made to each Senior Lender so that each Senior Lender receives 50% of the amount prepaid and (ii) paragraphs (a) and (c) shall be made to each Senior Lender pro rata to the aggregate outstanding Obligations then owing to each Senior Lender and, in each case, once paid to each Senior Lender, applied in accordance with Section 4.01(b) of each Senior Loan Agreement: provided, however, that any amount prepaid pursuant to Section 2.06(d) shall be applied pro rata to the remaining principal installments to be paid in accordance with Section 3.01 of each Senior Loan Agreement. Amounts prepaid under this Section 2.06 may not be reborrowed. Prepayment is permitted only upon payment of all accrued interest and other amounts then payable.

                                Common Agreement

                  2.07 Payments.

                  (a) On each Principal Payment Date, the Borrower shall make the scheduled principal payments of Senior Loans, if any, due on such Principal Payment Date except to the extent that such payments have been prepaid. Principal of the Senior Loans shall be payable in accordance with the terms and conditions set forth in the applicable Senior Loan Agreement.

                  (b) On each Interest Payment Date, the Borrower shall pay accrued and unpaid interest on the unpaid principal amount of the Senior Loans outstanding under each Senior Loan Agreement, and any commitment fees under each Senior Loan Agreement, in each case in accordance with the terms of the applicable Senior Loan Agreement.

                  Section 3. Reserved.

                  Section 4. Accounts.

                  4.01 Creation of the Accounts and the Borrower Accounts.

                  (a) Pursuant to, and in accordance with, the Project Account Agreement, concurrently with or prior to the Closing Date, the Senior Lenders and the Borrower will cause to be established and maintained with the Account Bank the following segregated, Dollar denominated accounts at the office of the Account Bank located in Santiago, Chile (collectively, the "Accounts"):

                  (i) an account into which an amount equal to 1/6 of the amount of Debt Service owing to EDC on the next Payment Date is deposited by the Borrower on a monthly basis (the "EDC Accrual Account");

                  (ii) an account into which an amount equal to 1/6 of the amount of Debt Service owing to IDB on the next Payment Date is deposited by the Borrower on a monthly basis (the "IDB Accrual Account");

                  (iii) an account, the aggregate outstanding balance of which, will at all times subsequent to Financial Completion be equal to the Debt Service Reserve Requirement (the "Debt Service Reserve Account"); and

                  (iv) an account into which, inter alia, Surplus Cash is to be deposited (the "Cash Sweep Account").

                  (b) Prior to the date hereof, the Borrower has established in its name and will maintain the following Chilean Peso denominated accounts (collectively, the "Borrower Accounts"):

                  (i) an operating account established at the office of Banco Sud Americano, a banking institution located in Santiago. Chile (the "Operating Account");

                                Common Agreement

                  (ii) the collection accounts (the "Collection Accounts") opened and maintained with (A) Banco BHIF, a banking institution with branches throughout Chile and (B) Banco del Estado, a banking institution located in Temuco, Chile; and

                  (iii) the payroll account opened and maintained with Banco Santiago, a banking institution located in Santiago, Chile (the "Payroll Account").

                  4.02 Limited Borrower Rights. The Borrower irrevocably agrees to deposit into and remit funds from the Accounts in accordance with this Agreement, the Project Account Agreement and the other Financing Documents. With respect to the Payroll Account and Collection Accounts, the Borrower agrees to deposit and remit funds to and from these Borrower Accounts in accordance with its current practice.

                  4.03 Operating Account.

                  (a) Deposits into Operating Account. The Borrower agrees and confirms that it has irrevocably instructed:

                  (i) each party to a Project Document in effect as of the date hereof (and shall instruct each party to a Project Document entered into after the date hereof) to direct any payments, including without limitation, the payment of any liquidated damages, owing to the Borrower under any Project Document to the Operating Account;

                  (ii) Banco BHIF and Banco del Estado (in their capacities as account banks for the Collection Accounts) to transfer, on each Business Day, to the Operating Account the collected credit balances of the Collection Accounts in accordance with the Collection Account Agreements; and

                  (iii) each other Person from whom the Borrower is entitled to receive payments of any kind not otherwise referred in the preceding clauses (i) and (ii), to direct any such payments to the Operating Account.

If, notwithstanding such instructions, the Borrower should receive any such payment, the Borrower shall promptly deposit such payment into the Operating Account in the exact form received with any necessary endorsement.

                  (b) Transfers from Operating Account Prior to an Event of Default. Unless an Event of Default shall have occurred and be continuing or would result therefrom, the Borrower shall transfer (or cause to be transferred), from the collected credit balance of the Operating Account, the following amounts, subject in some cases to Section 4.10, in the following order of priority (and no transfer at any such priority level shall be made on any day if any transfer remains to be made on such day at any higher priority level):

                  first, on any Business Day, to any Person to whom taxes or Operating Costs are then due and payable, an amount equal to such taxes or Operating Costs;

                  second, intentionally omitted;

                                Common Agreement
                  third, on the first Business Day of each calendar month, pro rata, (i) to the EDC Accrual Account, an amount equal to 1/6 of the Debt Service owing to EDC on the next Payment Date, and (ii) to the IDB Accrual Account, an amount equal to 1/6 of the Debt Service owing to IDB on the next Payment Date;

                  fourth, on each Payment Date, to each Senior Lender, an amount equal to the sum of (i) the of principal and interest then due and payable to such Senior Lender less (ii) the amounts transferred to such Senior Lender on such Payment Date from the aggregate cash balance of either (A) the EDC Accrual Account pursuant to Section 4.04(b) or (B) the IDB Accrual Account pursuant to Section 4.05(b), as the case may be.

                  fifth, on any Business Day, to each Senior Lender, an amount equal to the Obligations not included under clause "fourth" above which are then due and payable to such Senior Lender;

                  sixth, on any Business Day, to the lenders of any Permitted Indebtedness (other than Subordinated Indebtedness), the amount of principal, interest, scheduled fees and commissions then due and payable in connection with such Permitted Indebtedness;

                  seventh, on any Business Day, to any Person to whom Project Costs are then due and payable, an amount equal to the aggregate Project Costs then due and payable; provided that the Borrower's ability to make any payment of Project Costs to SRT in respect of Intercompany Loans is subject to (i) the provisions of the Project Funds Agreement, (ii) the requirement that the terms of such Intercompany Loan are in compliance with Section 8.19 and (iii) the requirement that the Project Costs incurred by such date do not exceed the sum of $ 113,000,000;

                  eighth, prior to any transfer from the Operating Account pursuant to clauses "ninth" through "eleventh" of this Section 4.03(b), to the Debt Service Reserve Account, an amount equal to the lesser of
         (A) the aggregate outstanding balance of the Operating Account and (B) the Debt Service Reserve Deficiency;

                  ninth, on any Business Day from and after Completion of Network Construction, to Persons to whom Expansion Capital Expenditures are then due and payable, the aggregate amount of such Expansion Capital Expenditures then due and payable;

                  tenth, (i) within five days of each Quarterly Date occurring during the period commencing immediately after Completion of Network Construction and ending on Financial Completion, to the Cash Sweep Account, an amount equal to 100% of the collected credit balance of the Operating Account existing on such Quarterly Date after the application of the immediately preceding clauses "first" through "ninth" (such amount being "Surplus Cash"); and (ii) within five days of each Quarterly Date occurring after Financial Completion, to the Cash Sweep Account, an amount equal to (A) 50% of the Surplus Cash, so long as no Default or Event of Default is existing on such date or (B) 100% of the Surplus Cash in the event that a Default or Event of Default is existing on such date; and

                  eleventh, on any date on which (i) a transfer from the Operating Account is made pursuant to subclause (ii)(A) of clause "tenth" above and (ii) the Borrower would be permitted to make a Restricted Payment pursuant to Section 8.09, to the Person to whom

                                Common Agreement
such Restricted Payment is intended to be made, in an amount equal to 50% of Surplus Cash referred to in subclause (ii)(A) of clause "tenth" above.

                  (c) Transfers from Operating Account When an Event of Default Is Continuing. At any time that an Event of Default shall have occurred and be continuing, upon its receipt of notice thereof, the Borrower shall transfer (or caused to be transferred) from the collected credit balance of the Operating Account the following amounts in the following order of priority (and no transfer at any such priority level shall be made on any day if any transfer remains to be made on such day at any higher priority level): the amounts and destinations set forth in clauses "first", "third", "fourth", "fifth", "sixth", "seventh", "eighth" and "tenth" of Section 4.03(b) hereof and, with the consent of the Senior Lenders, the amount set forth in clause "ninth" of Section 4.03
(b) hereof.

                  4.04 EDC Accrual Account.

                  (a) Deposits into the EDC Accrual Account. In addition to the deposits described in Section 4.08, the Borrower will make deposits into the EDC Accrual Account in accordance with clause "third" of Section 4.03(b).

                  (b) Transfers from EDC Accrual Account Prior to an Event of Default. Unless an Event of Default shall have occurred and be continuing, on each Payment Date, the Borrower will transfer (or will cause to be transferred) to EDC from the collected credit balance of the EDC Accrual Account an amount equal to the lesser of (i) the Debt Service then due and payable to EDC pursuant to Sections 3.01 and 3.02 of the EDC Loan Agreement and (ii) the aggregate outstanding balance of the EDC Accrual Account.

                  (c) Transfers When an Event of Default is Continuing. At any time that an Event of Default shall have occurred and be continuing, the Senior Lenders may notify the Account Bank of the existence of such Event of Default and, upon receipt of such notification by the Senior Lenders, the Account Bank shall make (or cause to be made) transfers from the EDC Accrual Account as directed by EDC, pursuant to the Project Account Agreement.

                  4.05 IDB Accrual Account.

                  (a) Deposits into the IDB Accrual Account. In addition to the deposits described in Section 4.08, the Borrower will make deposits into the IDB Accrual Account in accordance with clause "third" of Section 4.03(b).

                  (b) Transfers from IDB Accrual Account Prior to an Event of Default. Unless an Event of Default shall have occurred and be continuing, on each Payment Date, the Borrower will transfer (or will cause to be transferred) to IDB from the collected credit balance of the IDB Accrual Account an amount equal to the lesser of (i) the Debt Service then due and payable to IDB pursuant to Sections 3.01 and 3.02 of the IDB Loan Agreement and (ii) the aggregate outstanding balance of the IDB Accrual Account.

                  (c) Transfers When an Event of Default is Continuing. At any time that an Event of Default shall have occurred and be continuing, the Senior Lenders may notify the Account Bank of the existence of such Event of Default and, upon receipt of such notification by the

                                Common Agreement

Senior Lenders, the Account Bank shall make (or cause to be made) transfers from the IDB Accrual Account as directed to IDB, pursuant to the Project Account Agreement.

                  4.06   Cash Sweep Account.

                  (a) Deposits into the Cash Sweep Account. In addition to the deposits described in Section 4.08, the Borrower shall make (or cause to be made) the following deposits into the Cash Sweep Account:

                  (i) the deposit to be made pursuant to clause "tenth" of
         Section 4.03(b); and

                  (ii) all Proceeds from any conveyance, sale, lease, transfer or disposition of any business or Property of the Borrower, in accordance with Section 8.05(d).

                  (b) Transfers from Cash Sweep Account Prior to an Event of Default. Unless an Event of Default shall have occurred and be continuing:

                  (i) on each Interest Payment Date on which the conditions described in Section 2.06(a) have occurred, the Borrower will transfer (or will cause to be transferred) to the Senior Lenders from the collected credit balance of the Cash Sweep Account the amount required by Section 2.06(a); and

                  (ii) on December 31, 2002, in the event that a Debt Service Reserve Deficiency exists on such day, the Borrower shall transfer to the Debt Service Reserve Account, an amount equal to the lesser of (A) the Debt Service Reserve Deficiency and (B) the collected credit balance of the Cash Sweep Account.

                  (c) Transfers When an Event of Default is Continuing. At any time that an Event of Default shall have occurred and be continuing, upon notification by the Senior Lenders to the Account Bank of the existence of such Event of Default, the Account Bank shall make (or cause to be made) such transfers from the Cash Sweep Account pursuant to the Project Account Agreement as are required by the Senior Lenders.

                  4.07 Debt Service Reserve Account.

                  (a) Deposits into Debt Service Reserve Account. In addition to the deposits described in Section 4.08, deposits into the Debt Service Reserve Account shall be made as provided in clause "eighth" of Section 4.03(b) or, at the option of SRT, through equity investments or Subordinated Indebtedness or, at the option of the Borrower, as provided in Section 4.06(b)(ii).

                  (b) Transfers from Debt Service Reserve Account Prior to an Event of Default. Unless an Event of Default shall have occurred and be continuing, the Borrower shall not transfer (or cause to be transferred) any amount from the collected credit balance of the Debt Service Reserve Account unless (i) such transfer shall constitute all or a portion of a payment by the Borrower to the Senior Lenders which payment pays or prepays the Obligations in full or (ii) the collected credit balance of the Debt Service Reserve Account is greater than the Debt

                                Common Agreement

Service Reserve Requirement, in which case the amount in excess of the Debt Service Reserve Requirement shall be transferred to the Operating Account.

                  (c) Transfers from Debt Service Reserve Account When an Event of Default is Continuing. At any time that an Event of Default shall have occurred and be continuing, upon notification by the Senior Lenders to the Account Bank of the existence of such Event of Default, the Account Bank shall make (or cause to be made) transfers from the collected credit balance of the Debt Service Reserve Account pursuant to the Project Account Agreement as are required by the Senior Lenders.

                  4.08 Investment of Funds in Accounts. The aggregate cash balance of the Accounts shall be invested in accordance with Sections 5 and 6 of the Project Account Agreement. Interest and other amounts accruing in respect of Permitted Investments and all proceeds resulting from the collection, sale, transfer or disposal of Permitted Investments made with respect to funds on deposit in any Account, shall be deposited into such Account and remain in such Account until transferred pursuant to the provisions of this Section 4.

                  4.09 Reports to the Senior Lenders. The Borrower shall deliver to each Senior Lender within 15 Business Days after the end of each calendar month occurring during the term of this Agreement, (a) the bank statements relating to the Accounts and the Borrower Accounts and (b) a report with respect to the Accounts and the Operating Account, setting forth in reasonable detail all deposits to and transfers from such Accounts and the Operating Account during such month, including the date on which made, and the balances of and any investments in such Accounts and the Operating Account at the end of such month; provided, however, that (i) the Borrower shall not be required to provide such report in connection with transfers pursuant to clause "first" of Section 4.03(b) but only total amounts transferred therefrom. The Borrower shall provide any additional information or reports relating to the Accounts and the Borrower Accounts and the transactions therein reasonably requested from time to time by the Senior Lenders and (ii) the Borrower shall demonstrate to the satisfaction of the Senior Lenders, by the fifth Business Day of each calendar month, that the Borrower has made the deposits into the EDC Accrual Account and the IDB Accrual Account pursuant to Section 4.03(b) third.

                  4.10 Currency Conversion. On any Business Day on which an amount is transferred from a Borrower Account to an Account, to the Senior Lenders, or otherwise in order to satisfy an obligation of the Borrower denominated in Dollars, the Borrower shall (i) determine the best available rate of exchange for converting Chilean Pesos to Dollars (whether from a Chilean banking institution or the free foreign exchange market) in accordance with the applicable Chilean laws and regulations regarding foreign exchange transactions,
(ii) calculate the amount of Chilean Pesos to be transferred using the rate of exchange quoted by the entity as provided for in clause (i) of this Section 4.10 and (iii) purchase Dollars based on such calculation in clause (ii) of this
Section 4.10 not later than 12:30 p.m. in Santiago, Chile, on the applicable date of determination (or, if no such quotation shall be available on such date, on the date closest to such date of determination).

                  4.11 Changes to Accounts. The Borrower agrees not to move any existing bank account, open any new bank account, or alter the flow of cash from sub accounts to the main

                                Common Agreement
account from that in effect on the date hereof, in each case without the prior written consent of the Senior Lenders.

                  Sections 5. Effectiveness vis-a-vis the Borrower. The effectiveness of this Agreement vis-a-vis the Borrower is subject to the satisfaction of Section 6.0l(g).

                  Section 6. Conditions.

                  6.01 Initial Disbursement. The effectiveness of the EDC Loan Agreement, the effectiveness of this Agreement vis-a-vis EDC and the obligations of IDB to make the initial disbursement under the IDB Loan Agreement are subject to the conditions precedent that the Senior Lenders shall have received the following documents or other evidence, each of which shall be satisfactory to the Senior Lenders in form and substance:

                  (a) Opinions of Counsel.

                           (i) An opinion, dated the Closing Date, of Cruzat,
                  Ortuzar and Mackenna, Chilean counsel to the Transaction Parties, in form and substance satisfactory to the Senior Lenders (and the Borrower hereby instructs such counsel to deliver such opinion to the Senior Lenders);

                           (ii) An opinion, dated the Closing Date, of Winthrop,
                  Stimson, Putnam and Roberts, special New York counsel to the Transaction Parties, in form and substance satisfactory to the Senior Lenders (and the Borrower hereby instructs such counsel to deliver such opinion to the Senior Lenders);

                           (iii) An opinion, dated the Closing Date, of Harney,
                  Westwood & Riegels, British Virgin Islands counsel to BVI Holdco and SR (BV) Holdings, in form and substance satisfactory to the Senior Lenders (and the Borrower hereby instructs such counsel to deliver such opinion to the Senior Lenders);

                           (iv) An opinion, dated the Closing Date, of Martineau
                  Walker, Canadian counsel to SRT, in form and substance satisfactory to the Senior Lenders (and the Borrower hereby instructs such counsel to deliver such opinion to the Senior Lenders);

                           (v) An opinion, dated the Closing Date, of Carey y
                  Cia Ltda., Chilean counsel to the Senior Lenders, in form and substance satisfactory to the Senior Lenders;

                           (vi) An opinion, dated the Closing Date, of Milbank,
                  Tweed, Hadley & McCloy LLP, special New York counsel to the Senior Lenders, in form and substance satisfactory to the Senior Lenders; and

                           (vii) An opinion, dated the Closing Date, of O'Neal
                  Webster O'Neal Myers Fletcher & Gordon, special British Virgin Islands counsel to the Senior Lenders, in form and substance satisfactory to the Senior Lenders.

                                Common Agreement

                  (b) Organizational Documents. Certified copies of the charter, by-laws and good standing certificates (or, in each case, equivalent documents) of the Transactions Parties and of all corporate authority for each Transaction Party (including, without limitation, board of director resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of such of the Transaction Documents to which such Transaction Party is intended to be a party and each other document to be delivered by such Transaction Party from time to time in connection with the Transaction Documents and the Senior Loans (and each Senior Lender may conclusively rely on such certificates until it receives notice in writing from such Transaction Party to the contrary).

                  (c) Officer's Certificate. A certificate of the President, a Vice President or a Financial Officer of each Transaction Party, dated the Closing Date that:

                           (i) the representations and warranties made by such
                  Transaction Party in each Transaction Document to which it is a party shall be true and complete on and as of the Closing Date with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

                           (ii) no Default shall have occurred and be
                  continuing.

                  (d) Financing Documents. Each Financing Document (other than the Security Documents referred to in clause (f) below and the IDB Notes referred to in Section 6.02(b)) duly executed and delivered by each of the parties named as a proposed signatory thereto and in full force and effect in accordance with its terms.

                  (e) Project Documents. An original or certified copy of each Project Document, duly executed and delivered by the parties thereto and in full force and effect in accordance with its terms and certified by the Borrower as to completeness and authenticity.

                  (f) Security Documents. Each Security Document shall be (i) duly executed by the party required thereby to execute or grant the same and in full force and effect in accordance with its terms, and
         (ii) recorded and filed in all jurisdictions wherein such recording and filing are necessary or advisable to create and perfect the interests of the Senior Lenders in, to and under the collateral referred to therein, together with notarized (where required) originals thereof and evidence of such filing and that all recording and stamp taxes have been paid in full, and all other instruments to be recorded or filed or delivered in connection with the Security Documents and all stock certificates of the Borrower and each other Transaction Party whose shares are collateral under a Security Document. The Borrower shall deliver to the Senior Lenders a certified copy of the entry in its shares record book evidencing the recordation of and the pledge on such shares in favour of the Senior Lenders.

                  (g) Governmental Approvals. Originals (or copies certified by the Borrower to be true, complete and authentic copies) of all Governmental Approvals (including,

                                Common Agreement
         without limitation, the Concessions) referred to as having been obtained in Section 7.03 hereof and such other Governmental Approvals, including all necessary foreign exchange approvals from the Central Bank of Chile to enable the Borrower to make payments under the Senior Loan Agreements, as are then necessary (in the determination of any Senior Lender) under applicable laws and regulations in connection with the transactions contemplated by the Transaction Documents, in each case in full force and effect, and, if reasonably requested by any Senior Lender, copies of all applications made for such Governmental Approvals and all material correspondence received or sent in respect of such Governmental Approvals or such applications therefor.

                  (h) Models, Budget, etc. The Agreed Financial Model and the Business Plan for the Project accepted in all respects by the Senior Lenders, examined and confirmed by Deloitte & Touche, Chartered Accountants (or other independent public accountants acceptable to the Senior Lenders) with only such qualifications and limitations as are acceptable to the Senior Lenders in their reasonable discretion. The formulas contained in the Agreed Financial Model shall be examined by Deloitte & Touche, Chartered Accountants and such accounting firm shall certify that the calculations are correct and take into account the current applicable tax and accounting rules.

                  (i) Insurance. True and complete copies of binders for the insurance policies required pursuant to Section 8.04 hereof together with (i) a letter from the Borrower's insurance broker of recent date prior to the Closing Date, stating with respect to each insurance policy required to be in effect on the Closing Date pursuant to said
         Section 8.04, that (A) such insurance is in full force and effect and
         (B) all premiums theretofore due and payable thereon have been paid and
         (ii) a report from the Independent Insurance Advisor on the adequacy and completeness of such insurance coverage.

                  (j) Initial Equity Investment. The Borrower's Financial Officer shall deliver a certificate, dated the Closing Date, (i) attaching in form and substance satisfactory to the Senior Lenders, copies of the Borrower's audited financial statements and balance sheets as at December 31, 1998 demonstrating that SRT has made the Initial Equity Investment in the Borrower, and (ii) certifying that each of the financial statements delivered pursuant to clause (i) above are true and complete copies and that the Initial Equity Investment remains in the Borrower.

                  (k) Accounts. Notice from the Account Bank to the Senior Lenders of the establishment of the Accounts.

                  (l) Process Agent Acceptance. A Process Agent Acceptance, duly executed and delivered by the Process Agent to each Senior Lender. Each Senior Lender shall also have received a letter from SRT, in which SRT agrees to act as the agent for service of process for the Transaction Parties for any action in Canada as contemplated in Section 4.05(b) of the Transfer Restrictions Agreement.

                  (m) Tariff Decree. An original or certified copy of the decree issued by Chile in favour of the Borrower regarding maximum access tariffs permitted to be charged by the Borrower.

                                Common Agreement

                  (n) Environmental Matters. The Borrower shall have submitted, in form and substance acceptable to the Senior Lenders, the final EHSM Plan and a complete summary of the status of the EHSM Plan's implementation as of a date not earlier than one-month prior to the initial disbursement. The Borrower shall have submitted to the Senior Lenders a copy of the environmental, health and safety annexes to any construction contract to which the Borrower is a party for the installation of towers, electric cables, posts and fences.

                  (o) Borrower's Independent Accountants. The Borrower shall have executed and delivered the letter of authorization to the Independent Accountants, in substantially the form of Exhibit F, and the Borrower shall have delivered a copy of such letter to the Senior Lenders.

                  (p) Other Documents. Such other documents as the Senior Lenders may reasonably request.

                  6.02 Initial and Subsequent Disbursements. The obligation of IDB to make any disbursement of the IDB Loan to the Borrower upon the occasion of each disbursement under the IDB Loan Agreement (including the initial disbursement under the IDB Loan Agreement) is subject to the further conditions precedent that:

                  (a) IDB shall have received a duly executed Disbursement Request (as defined in the IDB Loan Agreement), in connection with the disbursement of such IDB Loan stating, inter alia, that:

                           (i) Representations and Warranties. Both immediately
                  prior to such disbursement of the IDB Loan and also after giving effect thereto and to the intended use thereof, the representations and warranties made by the Borrower in Section 7 hereof, and by each Transaction Party in any other Transaction Document to which such Person is a party, shall be true and correct on and as of the date of the disbursement of the IDB Loan with the same force and effect as if made on and as of such date (or it made solely as of an earlier date, were true and correct as of such date);

                           (ii) No Default. Both immediately prior to such
                  disbursement of the IDB Loan and also after giving effect thereto and to the intended use thereof, no Default or Event of Default shall have occurred and be continuing under this Agreement, and no similar event or events shall have occurred and be continuing under any of the other Transaction Documents, on the date of such disbursement of the IDB Loan;

                           (iii) Material Adverse Effect. Both immediately prior
                  to such disbursement of the IDB Loan and also after giving effect thereto and to the intended use thereof, no event or circumstance shall have occurred which has resulted in nor would reasonably he expected to result in a Borrower Material Adverse Effect or an SRT Material Adverse Effect;

                                Common Agreement

                           (iv) Use of Proceeds. The proceeds of such
                  disbursement of the IDB Loan are required to pay or repay amounts then due and owing in connection with the uses of proceeds permitted by Section 8.13 hereof; and

                           (v) Environmental Matters. The Borrower shall certify
                  (A) compliance with all Environmental Requirements by the Project, the Borrower, and any Contractor in relation to the Project, (B) that in relation to the Project there are no adverse environmental, health, safety or social hazards or impacts that have not been adequately mitigated or compensated, (C) there are no Environmental Claims and no material complaints associated with the Project or Environmental Party, and (D) as necessary, a description of any additional or new environmental or social liabilities, including without limitation Environmental Claims, or material complaints, or unforeseen environmental, health or safety impacts or risks.

                  (b) IDB (or, if such IDB Note is to be deposited with the Custodian, the Custodian) shall have received for the benefit of IDB:
         (i) an IDB Note in the amount of such disbursement in accordance with
         Section 2.06 of the IDB Loan Agreement, substantially in the form of Exhibit A thereto, duly executed by an authorized representative of the Borrower and each other signatory thereto and duly notarized before a Chilean Notary Public, payable on demand, to the order of IDB in a face amount equal to the disbursed amount and on which stamp tax has been paid and such Notary Public shall have certified such payment; and (ii) if such IDB Note is to be deposited with the Custodian, evidence of the deposit of such IDB Note, duly executed and notarized as above mentioned, with the Custodian and payment of all stamp tax imposed by any relevant Governmental Body in connection with such execution and notarization.

                  (c) IDB shall have received such evidence, in form and substance satisfactory to IDB, that SRT is in compliance with SRT's obligations under the Project Funds Agreement.

                  (d) for all disbursements other than the initial disbursement, IDB shall have received a certificate, substantially in the form of Exhibit D hereto, from the Independent Engineer confirming that the proceeds of such disbursement of the IDB Loan are required to pay or repay amounts then due and owing, or due and owing within six months of the intended disbursement date, in connection with the uses of proceeds permitted by Section 8.13 hereof.

                  (e) The Borrower shall have paid in full all outstanding and invoiced fees and expenses of the Senior Lenders (including, without limitation, fees and expenses which have been invoiced and are then owed to consultants and attorneys retained to assist the Senior Lenders in connection with the transactions contemplated hereby), if any, in each case to the extent such fees and expenses are required to be paid pursuant to this Agreement or the other Transaction Documents.

Each Disbursement Request by the Borrower under the IDB Loan Agreement shall constitute a certification by the Borrower to the effect set forth in this
Section 6.02 (both as of the date of

                                Common Agreement
such notice and, unless the Borrower otherwise notifies IDB prior to the date of such borrowing, as of the date of such borrowing).

                  Section 7. Representations and Warranties. The Borrower represents and warrants to the Senior Lenders that:

                  7.01 Organization and Powers. The Borrower: (a) is a sociedad anonima duly organized, validly existing and in good standing under the laws of Chile; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Borrower Material Adverse Effect.

                  7.02 Authorization, Enforceability. The Borrower has all necessary corporate power, authority and legal right to execute, deliver and perform its Obligations under each of the Transaction Documents to which it is a party; the execution, delivery and performance by the Borrower of each of the Transaction Documents to which it is a party have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by the Borrower and constitutes, and the Notes and the other Transaction Documents to which it is a party when executed and delivered (in the case of the Notes, for value) will constitute, its legal, valid and binding obligations, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  7.03 Approvals. No Governmental Approvals (including any exchange control approval), are necessary for the execution, delivery or performance by the Borrower of this Agreement or any of the other Transaction Documents to which it is a party or for the legality, validity or enforceability hereof or thereof, except for (i) filings and recordings in respect of the Liens created pursuant to the Security Documents and (ii) those Governmental Approvals listed in Schedule II hereof. The Borrower knows of no condition, event or circumstance that currently, or with the passage of time, could materially interfere with its ability to perform its obligations under the Concessions or its ability to collect revenues from its operations pursuant to the Concessions and from its other assets. The Concessions have been duly executed and delivered by SUBTEL and constitute the legal, valid and binding obligation of SUBTEL, enforceable against SUBTEL in accordance with its terms. All Governmental Approvals and other consents or approvals required in connection with the granting, execution and delivery of the Concessions by SUBTEL have been duly obtained or made, are in full force and effect and are not subject to appeal or judicial, governmental or other review.

                  7.04 No Breach. None of the execution and delivery of this Agreement, the Notes and the other Transaction Documents, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will

                                Common Agreement
conflict with or result in a breach of, or require any consent under, the organizational documents of the Borrower, or any applicable law or regulation (including, without limitation, regulations of the Central Bank of Chile), or any order, writ, injunction or decree of any court or Governmental Body, or any agreement or instrument to which the Borrower is a party or by which it or any of its Property is bound or to which it is subject, or constitute a default under any such agreement or instrument, or (except for the Liens created pursuant to the Security Documents) result in the creation or imposition of any Lien upon any Property of the Borrower pursuant to the terms of any such agreement or instrument.

                  7.05 Financial Condition; No Material Adverse Change.

                  (a) Financial Condition. The Borrower has heretofore furnished to the Senior Lenders the audited balance sheet of the Borrower as at December 31, 1998 and the related audited statements of income, retained earnings and cash flows of the Borrower for the fiscal year ended on such date, with the opinion thereon of Deloitte & Touche Sociedad de Auditores y Consultores Limitada. All such financial statements are complete and correct and fairly present the financial condition of the Borrower, as at such date and the results of its operations for the fiscal year ended on such date, all in accordance with generally accepted accounting principles and practices applied on a consistent basis. The Borrower has on the date hereof no material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in such balance sheets as at such dates.

                  (b) No Material Adverse Change. Since December 31, 1998, there has been no material adverse change in the financial condition, operations, business or prospects taken as a whole of the Borrower from that set forth in the financial statements as at such date referred to in paragraph (a) of this
Section 7.05.

                  (c) Year 2000 Issues. The Borrower has undertaken a review and assessment of all areas within its business and operations that could be adversely affected by its failure to be Year 2000 Compliant on a timely basis and has developed and implemented a comprehensive, detailed program to become Year 2000 Compliant and is presently Year 2000 Compliant and, on the basis of inquiries made, reasonably believes that each supplier and vendor of the Borrower that is of material importance to the financial well-being of the Borrower has achieved Year 2000 Compliance, and will remain Year 2000 Compliant.

                  (d) Management Information System. The Borrower has installed a management information system (i) satisfactory to enable the Borrower to conduct the business of the Project as contemplated by the Agreed Financial Model and (ii) similar in nature to the management information systems customarily used by similar businesses.

                  7.06 Properties.

                  (a) Property Generally. The Borrower owns and has on the date hereof good and marketable title (subject only to Liens permitted by Section 8.06) to the Properties shown to be owned in the most recent financial statements referred to in Section 7.05 (other than Properties disposed of in the ordinary course of business or otherwise permitted to be disposed of pursuant

                                Common Agreement
to Section 8.05). The Borrower owns and has on the date hereof good and marketable title to, and enjoys on the date hereof peaceful and undisturbed possession of, all Properties (subject only to Liens permitted by Section 8.06) that are necessary for the operation and conduct of its businesses.

                  (b) Intellectual Property. The Borrower owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Borrower Material Adverse Effect.

                  7.07 Litigation. There are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Borrower) threatened against the Borrower that, if adversely determined, could (either individually or in the aggregate) have a Borrower Material Adverse Effect.

                  7.08 Compliance with Laws and Agreements. The Borrower is in compliance with all laws, regulations and orders of any Governmental Body (including, without limitation, the Central Bank of Chile) applicable to it or its Property, all Governmental Approvals, the Concessions and all indentures, agreements and other instruments (including, without limitation, the agreements referred to in Section 7.11 (a)) binding upon it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Borrower Material Adverse Effect.

                  7.09 Taxes. The Borrower has filed all material tax returns that are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower. The charges, accruals and reserves on the books of the Borrower in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate. The Borrower has not given or been requested to give a waiver of the statute of limitations relating to the payment of any or other impositions. All material taxes required to be withheld by the Borrower have been timely and duly withheld and properly paid to the appropriate Governmental Body.

                  7.10 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules, including, without limitation, the Agreed Financial Model and the Business Plan, furnished in writing by or on behalf of the Borrower to the Senior Lenders in connection with the negotiation, preparation or delivery of this Agreement and the other Transaction Documents or included herein or therein or delivered pursuant hereto or thereto, (a) have been prepared in good faith, based upon assumptions believed by the Borrower to be reasonable at the time they were made and (b) when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by the Borrower to the Senior Lenders in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Borrower that could have a

                                Common Agreement

Borrower Material Adverse Effect that has not been disclosed herein, in the other Transaction Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Senior Lenders for use in connection with the transactions contemplated hereby or thereby.

                  7.11 Material Agreements and Liens.

                  (a) Material Agreements. Part A of Schedule I is a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness (other than the Indebtedness under the Senior Loan Agreements) or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Borrower outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $ 100,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of Schedule I. Schedule I correctly describes all secured and unsecured Indebtedness of the Borrower outstanding, or for which the Borrower has commitments, on the date of this Agreement, and identifies the collateral securing any secured Indebtedness. No event has occurred and no condition exists with respect to any Indebtedness of the Borrower or any instrument or agreement relating thereto that, with the giving of notice, the passing of time, or both, could reasonably be expected to permit one or more Persons to cause such Indebtedness to become due before its stated maturity or before its regularly scheduled dates of payment and, except as set forth on
Schedule I, no instrument or agreement applicable to or binding on the Borrower or any Affiliate contains any restrictions on the incurrence by any such Person of additional Indebtedness hereunder except for the Trust Indenture and the commitment letters for the banking arrangements with Royal Bank of Canada and Canadian Imperial Bank of Commerce.

                  (b) Liens. Part B of Schedule I is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $50,000 and covering any Property of the Borrower (other than the Liens securing the Senior Loans), and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part B of Schedule I.

                  7.12 Capitalization. The authorized capital stock of the Borrower consists, on the date hereof, of an aggregate of 121,074 shares of common stock with no par value, duly and validly issued and outstanding, each of which shares is fully paid by the holder thereof and nonassessable. As of the date hereof 99.8416% of such issued and outstanding shares of common stock are owned beneficially and of record by Chilean Holdco and 0.1584% of such issued and outstanding shares of preferred stock are owned beneficially and of record by BVI Holdco. As of the date hereof, there are no outstanding equity rights with respect to the Borrower and there are no outstanding obligations of the Borrower to repurchase, redeem, or otherwise acquire any shares of capital stock of the Borrower nor are there any outstanding obligations of the Borrower to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Borrower.

                                Common Agreement

                  7.13 Legal Form. Each of the Financing Documents is in proper legal form under the law of Chile for the enforcement thereof against the Borrower under such law, and if each of the Financing Documents were stated to be governed by such law, they would constitute legal, valid and binding obligations of the Borrower under such law, enforceable in accordance with their respective terms. All formalities required in Chile for the validity and enforceability of each of the Financing Documents (including, without limitation, any necessary registration, recording or filing with any court or other authority in Chile) have been accomplished, and no Covered Taxes are required to be paid to Chile, or any political subdivision thereof or therein, and no notarization is required, for the validity and enforceability thereof.

                  7.14 Ranking. This Agreement and the other Financing Documents and the obligations evidenced hereby and thereby are and will at all times be direct and unconditional general obligations of the Borrower, and rank and will at all times rank in right of payment at least pari passu with all other Indebtedness of the Borrower, whether now existing or hereafter outstanding. There exists no Lien (including any Lien arising out of any attachment, judgment or execution), nor any segregation or other preferential arrangement of any kind, on, in or with respect to any of the Property or revenues of the Borrower, except as expressly permitted by Section 8.06.

                  7.15 Security Interests. At all times from and after the Closing Date and subject to any qualifications expressed in the legal opinion delivered pursuant to Section 6.01(a)(i), the provisions of the Security Documents are effective to create, in favour of the Senior Lenders party thereto, a legal, valid and enforceable Lien on and security interest in all the Collateral purported to be covered thereby. The following actions will be taken on or before the Closing Date:

                  (a) with respect to the Collateral secured by (i) all of the Chilean Security Documents, each such document shall be executed in the form of a public deed; (ii) the Chilean Pledge Agreements, each such agreement shall be registered in the applicable shareholder's registry; and (iii) the Pledges Without Conveyance on Chattel Property shall be appropriately published in accordance with the requirements of Chilean law;

                  (b) with respect to:

                           (i) the Collateral secured by the SR (BV) Holdings
                  Pledge Agreement:

                                    (A) the said agreement shall be executed by
                           all parties thereto;

                                    (B) particulars of the said agreement shall
                           be entered in a Register of Mortgages and Charges for SR (BV) Holdings as a first charge after the existing charges on the charged asset have been noted as having been discharged;

                                    (C) the Share Register for BVI Holdco shall
                           be endorsed with particulars of the said agreement;

                                    (D) the Register of Mortgages and Charges
                           for SR (BV) Holdings shall be lodged for registration with the BVI Companies' Registry;

                                Common Agreement

                                    (E) the Share Register for BVI Holdco shall
                           be lodged for registration with the BVI Companies registry; and

                                    (F) appropriate resolutions relating to the
                           above have been passed by SR (BV) Holdings and BVI Holdco; and

                           (ii) such of the Chilean Security Documents as are to
                  be executed by SR (BV) Holdings or BVI Holdco:

                                    (A) the particulars of any Chilean Security
                           Document shall be entered in the Register of Mortgages and Charges of SR (BV) Holdings or BVI Holdco, as the case may be, after the existing charges on the relevant charged asset have been noted as having been discharged;

                                    (B) the said Register of Mortgages and
                           Charges shall be lodged for registration with the BVI Companies Registry; and

                                    (C) appropriate resolutions relating to the
                           above have been passed by SR (BV) Holdings and BVI Holdco; and

                  (c) all other necessary and appropriate action will have been taken, so that each such Security Document will create a perfected Lien on and security interest in all such Collateral, prior and superior to all other Liens and Permitted Liens.

                  7.16 Commercial Activity; Absence of Immunity. The Borrower is subject to civil and commercial law with respect to its obligations under this Agreement and each of the other Financing Documents to which it is a party. The execution, delivery and performance by the Borrower of this Agreement and each of the other Financing Documents to which it is a party constitute private and commercial acts rather than public or governmental acts. Neither the Borrower, nor any of its Properties or revenues, is entitled to any right of immunity in any jurisdiction from suit, court jurisdiction, judgment, attachment (whether before or after judgment), set-off or execution of a judgment or from any other legal process or remedy relating to the obligations of the Borrower under this Agreement or any of the other Financing Documents to which it is a party.

                  7.17 Insurance. The Borrower maintains (a) the insurance coverage in compliance with Section 8.04 and Exhibit A and (b) such other insurance policies, with insurers that the Borrower reasonably believes are financially sound and reputable, insurance with respect to its business and properties to the extent that property of similar characteristics to that of the Borrower is usually so insured (whether within or outside Chile) in accordance with good business practice.

                  7.18 Business Purpose. The Borrower has not engaged in any business other than the development, construction, completion, ownership and operation of the Project pursuant to the Project Documents.

                                Common Agreement

                  7.19 Environmental Matters.

                  (a) There are no facts, circumstances, conditions or occurrences regarding the Project that could reasonably be expected (i) to form the basis of an Environmental Claim arising with respect to the development, construction, ownership or operation of the Project against the Project or any Environmental Party, that individually or in the aggregate could result in a Borrower Material Adverse Effect, (ii) to cause the Project to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law, (iii) to require the filing or recording of any notice, registration, permit or disclosure documents under any Environmental Law or (iv) to have a material negative impact on the environment.

                  (b) There are no past, pending or, to the best knowledge of the Borrower after due inquiry, threatened Environmental Claims or material complaints arising with respect to the development, construction, ownership or operation of the Project against the Project or any Environmental Party.

                  (c) Hazardous Materials have not at any time been generated, used, treated, recycled, stored on or transported to or from or Released at, on, under or from the Project other than in compliance at all times with all applicable Environmental Laws.

                  (d) There are not now and, to the best knowledge of the Borrower after due inquiry, never have been any underground storage tanks located on any Property of the Borrower, there is no asbestos contained in, forming part of, or contaminating any part of the Project, and no polychlorinated biphenyls ("PCBs") are used, stored, located at or contaminate any part of the Project.

                  (e) There have been no environmental, social, or health and safety investigations, studies, audits, reviews or other analyses conducted by or on behalf of or which are in the possession of the Borrower or SRT in relation to the Project which have not been delivered to the Senior Lenders. The Borrower is not aware of any fact or circumstance that would contravene or conflict with in any material fashion any conclusion, finding or assumption contained in the Environmental Reports.

                  (f) The Borrower is not aware of any evidence of soil or groundwater contamination at the Project sites.

                  (g) There are no past or existing non-compliances with the Environmental Requirements related to the Project, Borrower, Properties or Contractors.

                  7.20 Qualification. It is not necessary under the applicable law of Chile (a) in order to enable the Senior Lenders to enforce their rights hereunder and under the other Financing Documents or (b) solely by reason of the execution, delivery and performance of this Agreement and the other Financing Documents (and the consummation of the transactions contemplated hereby and thereby), that any Senior Lender or any Participant (as defined in the IDB Loan Agreement) should be licensed, qualified or otherwise authorized to carry on business in Chile.

                                Common Agreement

                  7.21 Domicile. Under the applicable law of Chile, no Senior Lender nor any Participant (as defined in the IDB Loan Agreement) is or will be deemed to be resident, domiciled or carrying on business in Chile solely by reason only of the execution, delivery, performance and/or enforcement of this Agreement and the other Financing Documents.

                  7.22 Choice of Law. Under the laws of Chile, the choice of New York law to govern this Agreement and the other Financing Documents containing a provision stating that New York governs such document is valid and binding. Under the procedural law applicable to procedures adhered to by Chilean courts, the consent to the jurisdiction of courts of the State of New York or of the Province of Ontario, Canada, or of the courts of the United States of America for the Southern District of New York, by the Borrower in Section 10.08 is valid and binding and not subject to revocation, and service of process effected in the manner set forth in Section 10.08 will be effective to confer personal jurisdiction over the Borrower in such courts.

                  Section 8. Covenants of the Borrower. The Borrower covenants and agrees with the Senior Lenders that, so long as any Commitment (as defined in either Senior Loan Agreement) or any Senior Loan is outstanding and until payment in full of all amounts payable by the Borrower hereunder or under any Financing Document:

                  8.01 Financial Statements and Other Information. The Borrower shall deliver to the Senior Lenders:

                  (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, statements of income, retained earnings and cash flows of the Borrower for such fiscal year and the related balance sheet of the Borrower as at the end of such fiscal year, and accompanied by an opinion thereon of the Independent Accountants, which opinion shall state that such financial statements fairly present the financial condition and results of operations of the Borrower as at the end of, and for, such fiscal year in accordance with both Chilean GAAP and Canadian GAAP, and a statement of such accountants to the effect that, in making the examination necessary for their opinion, nothing came to their attention that caused them to believe that the Borrower was not in compliance with Sections 8.03(e), 8.07, 8.09 and 8.10, insofar as such Sections relate to accounting matters:

                  (b) as soon as available and in any event within 45 days after the end of each quarterly fiscal period of each fiscal year of the Borrower, unaudited interim statements of income, retained earnings and cash flows of the Borrower for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related balance sheet of the Borrower as at the end of such period, accompanied by a certificate of a Financial Officer of the Borrower, which certificate shall (i) state that such financial statements fairly present the financial condition and results of operations of the Borrower in accordance with Canadian GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments), (ii) state that no Default has occurred and is continuing (or if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Borrower has taken or proposes to take with respect thereto) and (iii) set forth in reasonable detail the computations necessary to determine whether the Borrower is in compliance with

                                Common Agreement

         Sections 8.07, 8.09, 8.10, as of the end of the respective quarterly fiscal period or fiscal year;

                  (c) as soon as available and in any event (i) within 30 days after the end of each calendar month (or, if the end of such calendar month is a Quarterly Date, within 45 days after such Quarterly Date) unaudited interim statements of income, retained earnings and cash flows of the Borrower for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related balance sheet of the Borrower as at the end of such period, and (ii) within 30 days after the end of each calendar month a progress report detailing, inter alia, subscriber numbers by line type, minutes of use by line type, revenues by source, and Capital Expenditures substantially in the form of Exhibit B hereto and explaining any variances to the Agreed Financial Model;

                  (d) as soon as available and in any event within 30 days after the end of each calendar year, compliance reports certifying compliance with its environmental, regulatory and other legal compliance of all applicable statutes;

                  (e) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, that the Borrower shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

                  (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, or to holders of Subordinated Indebtedness generally, copies of all financial statements, reports and proxy statements so mailed and, prior to any meeting of the shareholders of the Borrower, a copy of the agenda for such meeting; and

                  (g) from time to time such other information regarding the financial condition, operations, business or prospects of the Borrower, or compliance with the terms of this Agreement and the other Financing Documents, as the Senior Lenders may reasonably request.

                  8.02 Notices of Material Events. The Borrower will furnish the following to the Senior Lenders in writing:

                  (a) immediately after the Borrower knows or has reason to believe that any Default or Event of Default has occurred, notice of such Default or Event of Default;

                  (b) immediate notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and of any material development in respect of such legal or other proceedings, affecting the Borrower;

                  (c) prompt notice of changes to the Project (including, without limitation, any notice required pursuant to Section 8.04(e)(i):

                                Common Agreement

                  (d) within five days of the earlier of (i) Borrower's receipt thereof and (ii) SUBTEL's sending thereof, notice and copies of any material communication with SUBTEL concerning the Concessions;

                  (e) promptly following receipt thereof by the Borrower, any management letter or other communication sent by the Independent Accountants in relation to the Borrower's financial, accounting and other systems, management or accounts; and

                  (f) prompt notice of any other development that results in, or could reasonably be expected to result in, a Borrower Material Adverse Effect or an SRT Material Adverse Effect.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  8.03 Existence, Compliance, Records, Inspection, Etc. The Borrower will:

                  (a) preserve and maintain its legal existence and all of its Governmental Approvals, material rights, privileges, licenses and franchises, including, without limitation, its rights under the Concessions (provided that nothing in this Section 8.03 shall prohibit any transaction expressly permitted under Section 8.05);

                  (b) comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Body if failure to comply with such requirements could (either individually or in the aggregate) have a Borrower Material Adverse Effect;

                  (c) pay and discharge all obligations, taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such obligations, tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

                  (d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

                  (e) maintain a satisfactory management information system and keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, and maintain the Independent Accountants;

                  (f) permit representatives of the Senior Lenders, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers and the Independent Accountants, all to the extent reasonably requested by the Senior Lenders; and

                                Common Agreement

                  (g) maintain its office located at the address set forth in
         Section 10.01 (a) as its registered domicile and principal place of business until 60 days after written notice to the Senior Lenders of any change of such address.

                  8.04 Insurance.

                  (a) Insurance by the Borrower. The Borrower shall procure at its own expense and maintain in full force and effect at all times on and after the Closing Date, and continuing throughout the term of this Agreement insurance policies with responsible insurance companies authorized to do business in Chile with (i) a Best Insurance Reports rating of "A-" or better and an financial size category of "IX" or higher, (ii) or if not rated by Best a Standard & Poor's financial strength rating of "BBB" or higher, (iii) or other companies acceptable to the Senior Lenders. Insurance policies shall be maintained with limits and coverage provisions customary for companies of the size and conducting business similar to that of the Borrower, but in no event less than the limits and coverage provisions set forth in Exhibit A to this Agreement, the terms of such Exhibit A shall be those agreed by the Borrower and Senior Lenders from time to time.

                  (b) Endorsements. All policies of insurance to be maintained by the Borrower shall provide for waivers of subrogation in favour of the Senior Lenders. All policies of liability insurance required to be maintained by the Borrower under Exhibit A, other than employer's liability, shall be endorsed as follows:

                  (i) To provide a severability of interest or cross liability clause;

                  (ii) To name the Senior Lenders as additional insureds; and

                  (iii) That the insurance shall be primary and not excess to or contributing with any insurance or self-insurance maintained by the additional insureds.

                  (c) Waiver of Subrogation. The Borrower hereby waives any and every claim for recovery from the Senior Lenders for any and all loss or damage covered by any of the insurance policies to be maintained under this Agreement to the extent that such loss or damage is recovered under any such policy. Inasmuch as the foregoing waiver will preclude the assignment of any such claim to the extent of such recovery, by subrogation (or otherwise), to an insurance company (or other Person), the Borrower shall give written notice of the terms of such waiver to each insurance company which has issued, or which may issue in the future, any such policy of insurance (if such notice is required by the insurance policy) and shall cause each such insurance policy to be properly endorsed by the issuer thereof to, or to otherwise contain one or more provisions that, prevent the invalidation of the insurance coverage provided thereby by reason of such waiver.

                  (d) Amendment of Requirements. The Senior Lenders may at any time amend the requirements and approved insurance companies of this Section
8.04 due to (i) new information not known by the Senior Lenders on the Closing Date or (ii) changed circumstances after the Closing Date which in the reasonable judgment of the Senior Lenders either renders such coverage materially inadequate or materially reduces the financial ability of the approved insurance companies to pay claims.

                                Common Agreement

                  (e) Conditions.

                  (i) The Borrower shall promptly notify the Senior Lenders of any loss in excess of $500,000.

                  (ii) All policies of property, business interruption, installation and transportation insurance shall provide that the proceeds of such policies shall be payable solely to the Senior Lenders pursuant to a standard first mortgage endorsement substantially equivalent to the Lenders Loss Payable Endorsement 438BFU or ISO endorsement CP12181091, without contribution; provided that if the proceeds thereof are less than $500,000, such proceeds shall be paid to the Borrower. The Senior Lenders shall have the right to join the Borrower in adjusting any loss in excess of $500,000. All policies (other than in respect to liability or workers compensation insurance) shall insure the interests of the Senior Lenders regardless of any foreclosure relating to the Project.

                  (iii) A loss under any property, business interruption, installation or transportation insurance shall be adjusted with the insurance companies, including the 'filing in a timely manner of appropriate proceedings, by the Borrower, subject to the approval of the Senior Lenders if such loss is in excess of $500,000. In addition, the Borrower may in its reasonable judgment consent to the settlement of any loss, provided that in the event that the amount of the loss exceeds $500,000 the terms of such settlement is concurred with by the Senior Lenders.

                  (iv) All policies of insurance required to be maintained by the Borrower shall be endorsed so that if at any time should they be assigned, canceled, modified or coverage be reduced which affects the interests of the Senior Lenders, such cancellation or reduction shall not be effective as to the Senior Lenders for 60 days, except for nonpayment of premium which shall be for 10 days, after receipt by the Senior Lenders of written notice from such insurer of such cancellation or reduction.

                  (v) All policies of property insurance required to be maintained by the Borrower shall (A) not include any annual or term aggregate limits of liability or clause requiring the payment of additional premium to reinstate the limits after loss except as regards the insurance applicable to the perils of flood, earth movement, sabotage and terrorism, (B) shall include the Senior Lenders as additional insured as its interest may appear and (C) include a clause requiring the insurer to make final payment on any claim within 45 days after the submission of proof of loss and its acceptance by the insurer.

                  (f) Evidence of Insurance. On or prior to the Closing Date, and on an annual basis prior to each policy anniversary, the Borrower shall furnish the Senior Lenders with (i) approved certification of all required insurance and (ii) a schedule of the insurance policies held by or for the benefit of the Borrower and required to be in force by the provisions of this
Section 8.04. Such certification shall be executed by each insurer or by an authorized representative of each insurer where it is not practical for such insurer to execute the certificate itself. Such certification shall identify underwriters, the type of insurance, the insurance limits and the policy term and shall specifically list the special provisions enumerated for such insurance required by this Section 8.04. Upon request, the Borrower will promptly furnish the

                                Common Agreement

Senior Lenders with copies of all insurance policies, binders and cover notes or other evidence of such insurance relating to the insurance required to be maintained by the Borrower. The schedule of insurance shall include the name of the insurance company, policy number, type of insurance, major limits of liability and expiration date of the insurance policies.

                  (g) Reports. Concurrently with the furnishing of the certification referred to in Section (f), the Borrower shall furnish the Senior Lenders with a report of an independent broker, signed by an officer of the broker, stating that in the opinion of such broker, the insurance then carried or to be renewed is in accordance with the terms of Exhibit A hereto and attaching an updated copy of the schedule of insurance required by Section (f) above. In addition the Borrower will advise the Senior Lenders in writing promptly of any default in the payment of any premium and of any other act or omission on the part of the Borrower which may invalidate or render unenforceable, in whole or in part, any insurance being maintained by the Borrower pursuant to this Section 8.04.

                  (h) Failure to Maintain Insurance. In the event the Borrower fails to take out or maintain the full insurance coverage required by this
Section 8.04, the Senior Lenders, upon 30 days' prior notice (unless the aforementioned insurance would lapse within such period, in which event notice should be given as soon as reasonably possible) to the Borrower of any such failure, may (but shall not be obligated to) take out the required policies of insurance and pay the premiums on the same. All amounts so advanced thereof by the Senior Lenders shall become an additional Obligation of the Borrower to the Senior Lenders, and the Borrower shall forthwith pay such amounts to the Senior Lenders, together with interest thereon at the applicable Post Default Rate (as defined in the Senior Loan Agreement applicable to the relevant Senior Lender) from the date so advanced.

                  (i) No Duty of Lender to Verify or Review. No provision of this Section 8.04 or any provision of the Senior Loan Agreements or any other Transaction Document shall impose on the Senior Lenders any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Borrower, nor shall the Senior Lenders be responsible for any representations or warranties made by or on behalf of the Borrower to any insurance company or underwriter. Any failure on the part of any Senior Lender to pursue or obtain the evidence of insurance required by this Agreement from the Borrower and/or failure of any Senior Lender to point out any non-compliance of such evidence of insurance shall not constitute a waiver of any of the insurance requirements in this Agreement.

                  8.05 Prohibition of Fundamental Changes. The Borrower will not:

                  (a) enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution);

                  (b) amend or otherwise modify any provision of any of its charter, by-laws or equivalent documents in any manner which would be likely to result in a Borrower Material Adverse Effect, without the prior written consent of the Senior Lenders;

                  (c) acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of inventory and other Property to be sold

                                Common Agreement
         or used in the ordinary course of business and Investments permitted under Section 8.08(c); and

                   (d) without the prior written consent of the Senior Lenders, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business or Property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests, but excluding (i) obsolete or worn-out Property, tools or equipment no longer used or useful in its business so long as the amount thereof sold in any single fiscal year by the Borrower shall not have a fair market value in excess of $500,000 and (ii) any inventory or other Property sold or disposed of in the ordinary course of business and on ordinary business terms). The Borrower shall deposit into the Cash Sweep Account all proceeds from any such conveyance, sale, lease, transfer or disposition.

                  8.06 Liens.

                  (a) The Borrower will not create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except (collectively, "Permitted Liens"):

                  (i) Liens created pursuant to the Security Documents;

                  (ii) Liens in existence on the date hereof and listed in Part B of Schedule I (or, to the extent not meeting the minimum thresholds for required listing on Schedule I pursuant to Section 8.07, in an aggregate amount not exceeding $250,000);

                  (iii) Liens imposed by any Governmental Body for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if, adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with Canadian GAAP and Chilean GAAP;

                  (iv) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under clause (k) of Section 9;

                  (v) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

                  (vi) cash deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (vii) easements, rights-of-way. restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do

                                Common Agreement
          not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Borrower; and

                   (viii) Liens upon real and/or tangible personal Property acquired after the date hereof (by purchase, construction or otherwise) by the Borrower, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; provided that (i) no such Lien shall extend to or cover any Property of the Borrower other than the Property so acquired and improvements thereon and (ii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 80% of the fair market value (as determined in good faith by a Financial Officer of the Borrower) of such Property at the time it was acquired (by purchase, construction or otherwise).

                  (b) The Borrower will not create, incur or suffer to exist any mandate on any VAT refund owed to the Borrower.

                  8.07 Indebtedness. The Borrower will not create, incur or suffer to exist any Indebtedness other than the following Indebtedness (collectively, "PERMITTED INDEBTEDNESS"):

                  (a) Indebtedness to the Senior Lenders under the Senior Loan Agreements;

                  (b) Indebtedness outstanding on the date hereof and listed in Part A of Schedule I (or, to the extent not meeting the minimum thresholds for required listing on such Schedule I pursuant to Section 7.11, in an aggregate amount not exceeding $100,000);

                  (c) Subordinated Indebtedness: and

                  (d) additional Indebtedness of the Borrower (including, without limitation, Capital Lease Obligations and other Indebtedness secured by Liens permitted under Section 8.06(viii)) up to but not exceeding $500,000 at any one time outstanding; provided that at no time during the term of the Senior Loan Agreements may the Borrower Guarantee obligations of other Persons unless (i) issued in the ordinary course of business and (ii) in an aggregate amount not exceeding $100,000.

                  8.08 Investments. The Borrower will not make or permit to remain outstanding any Investments except:

                  (a) investments outstanding on the date hereof;

                  (b) operating deposit accounts with banks;

                  (c) Permitted Investments;

                  (d) Hedging Agreements entered into in the ordinary course of the Borrower's financial planning and not for speculative purposes; and

                                Common Agreement

                   (e) investments consisting of security deposits with utilities and other like Persons made in the ordinary course of business.

                  8.09 Restricted Payments. The Borrower will not declare or make any Restricted Payment prior to the occurrence of Financial Completion. The Borrower may declare and make Restricted Payments within five days of each Quarterly Date after the occurrence of Financial Completion, in cash, subject to the satisfaction of each of the following conditions on the date of such Restricted Payment and after giving effect thereto:

                  (a) no Default (including, without limitation, any Default in connection with Section 8.10) shall have occurred and be continuing;

                  (b) such Restricted Payments are made from Surplus Cash not required to be deposited in the Cash Sweep Account in accordance with clause "tenth" of Section 4.03(b) hereof;

                  (c) the Debt Service Coverage Ratio for the preceding four quarterly periods, must be at least (i) 1.4, for any such Restricted Payment made during the period from Financial Completion to (but excluding) the fourth Principal Payment Date and (ii) 1.5, for any such Restricted Payment made during the period commencing on the fourth Principal Payment date to the date on which the Obligations are paid in full; and

                  (d) the Borrower shall have delivered to the Senior Lenders, at least five Business Days prior to the date of the proposed Restricted Payment, a certificate of a Financial Officer of the Borrower setting forth computations in reasonable detail demonstrating satisfaction of the foregoing conditions as at the date of such certificate.

                  8.10 Certain Financial Covenants.

                  (a) Current Ratio. The Borrower will not permit the ratio of its current assets (excluding prepaid expenses) to its current liabilities (including current maturities of Long-Term Debt) to be less than 1 to 1 when calculated on March 31, 2001 and each Quarterly Date thereafter. For purposes hereof, the terms "current assets" and "current liabilities" shall have the respective meanings assigned to them by Canadian GAAP.

                  (b) Debt Service Coverage Ratio. The Borrower will not permit the Debt Service Coverage Ratio to be less than (i) 1.15 to 1 when calculated on June 30, 2001 and each following Quarterly Date to and including December 31, 2002 and (ii) 1.20 to 1 when calculated on March 31, 2003 and each Quarterly Date thereafter.

                  (c) EBITDA. Commencing on the date hereof and calculated on each Quarterly Date thereafter, the Borrower will not permit its EBITDA for the period of two consecutive fiscal quarters ending on the date indicated under the "Quarter Ending" column of Schedule IV to fall below the amount indicated in the "Covenant" column corresponding to such date in Schedule IV.

                                Common Agreement

                  (d) Receivables Turnover. Commencing on the date hereof and calculated on each Quarterly Date thereafter and for the immediately preceding 12 months, the Borrower will not permit its Receivables Turnover to be less than 4 to 1.

                  (e) Total Debt to Equity. Commencing on the date hereof and calculated on each Quarterly Date thereafter, the Borrower shall not permit the ratio of Total Debt to Equity to be more than 1 to 1.

                  (f) Recurring Revenues. Commencing on the date hereof, the Borrower will maintain at least the respective Recurring Revenues on each of the respective Quarterly Dates set out in Schedule V.

                  (g) Maintenance Costs. The Borrower shall not incur Maintenance Costs in excess of $144,000 in any calendar year less the amount of insurance proceeds received with respect to any corresponding damage and applied to repair or replace all or part of the Project.

                  8.11 Subordinated Indebtedness. Other than as provided in
Section 8.13 or unless made from the proceeds of a Restricted Payment pursuant to Section 8.09, the Borrower will not purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Indebtedness, until all of the Borrower's Obligations have been paid in full. The Borrower will not consent to any modification, supplement or waiver of any of the provisions of any agreement, instrument or other document evidencing or relating to Subordinated Indebtedness without the prior consent of the Senior Lenders.

                  8.12 Lines of Business. The Borrower will not engage, or incur expenditures for fixed and other non-current assets, in any line or lines of business activity other than the business of the Project.

                  8.13 Use of Proceeds.

                  (a) The Borrower will use the proceeds of the Senior Loans, within 180 days after the disbursement thereof, solely to:

                  (i) finance Project Costs incurred since November 23, 1998;

                  (ii) repay and/or repurchase, as the case may be, the Initial Equity Investment made by SRT to the Borrower in an amount equal to (A) the aggregate amount (in Dollars) of SRT's equity investment in the Borrower as of such repayment date less (B) $52,000,000; provided that the aggregate amount paid to SRT pursuant to this clause (a)(ii) shall at no time while any Senior Loan remains outstanding exceed $20,000,000;

                  (iii) pay the fees and expenses incurred by or on behalf of the Borrower in connection with the development of the Project and the consummation of the transactions

                                Common Agreement
         contemplated by the Transaction Documents, including financial, accounting, legal, surveying and consulting fees;

                  (iv) pay taxes of the Borrower incurred in connection with the Project prior to the Commitment Termination Date (as defined in the IDB Loan Agreement);

                  (v) fund the Debt Service Reserve Account;

                  (vi) pay insurance premiums with respect to the insurance and reinsurance required pursuant to Section 8.04; and

                  (vii) pay any interest to the Senior Lenders pursuant to the Senior Loan Agreements accruing prior to the earlier of the Completion of Network Construction and the Commitment Termination Date (as defined in the IDB Loan Agreement).

                  (b) In addition to the permitted uses of proceeds described in the preceding clause (a), the Borrower will use the proceeds of the IDB Loan solely to:

                  (i) prepay from the initial disbursement thereof, the EDC Loans in an amount equal to the aggregate outstanding principal amount of the EDC Loans in excess of $25,000,000; and

                  (ii) pay or reimburse only those expenditures originating in the territories of IDB member countries (as listed in Schedule III, such member countries of IDB, collectively, the "IDB Members") or for goods produced in or services supplied from such territories.

                  (c) Without limiting or otherwise affecting the obligations of the Borrower hereunder or under the other Transaction Documents, the Senior Lenders shall not be bound to monitor or verify the application or utilization of any part of the proceeds of the Senior Loans.

                  8.14 Subsidiaries. The Borrower will not have any Subsidiaries, nor enter into any Joint Venture, at any time during the term of this Agreement.

                  8.15 Implementation of the Project. The Borrower shall design, construct, install, operate and monitor the Project pursuant to and materially in accordance with prudent industry standards and practices and in accordance with the Agreed Financial Model, the Business Plan, the Concessions and the terms of this Agreement. The Borrower shall not, without the prior written consent of the Senior Lenders, amend or modify the Agreed Financial Model, the Business Plan or the Concessions.

                  8.16 Project Documents.

                  (a) The Borrower shall: (i) perform and observe its covenants and obligations contained in each of the Project Documents to which it is a party, (ii) enforce against the other party to each Project Document each covenant or obligation of such Project Document in accordance with its terms and
(iii) notify the Senior Lenders of any proposed amendment, termination, modification or waiver of any Project Document.

                                Common Agreement

                  (b) The Borrower shall not, without the prior written consent of the Senior Lenders: (i) cancel or terminate any Project Document to which it is a party or consent to or accept any cancellation or termination thereof if the consent of the Borrower is required for such cancellation or termination (other than expiration in accordance with its terms), (ii) amend any material provision of, waive any default under, or breach of, any Project Document or waive, fail to enforce, forgive, compromise, settle, adjust or release any right, interest or entitlement, howsoever arising, under, or in respect of, any Project Document or in any way vary, or agree to the variation of, any provision of such Project Document or of the performance of any covenant or obligation by any other Person under any Project Document, (iii) petition, request or take any other legal or administrative action that seeks, or may reasonably be expected, to materially impair any Project Document, or (iv) consent or accept the transfer or assignment of any of the Borrower's rights or obligations under any Project Document.

                  (c) Promptly after the execution and delivery thereof, the Borrower shall furnish the Senior Lenders with certified copies of (i) all amendments, supplements or modifications of any Project Document and (ii) all Project Documents entered into after the date hereof.

                  (d) Without the prior consent of the Senior Lenders, the Borrower shall not: (i) enter into any contract or agreement which could be characterized as a lease in the capacity as a lessee thereunder, unless such contract or agreement is a Capital Lease Obligation or an operating lease (A) undertaken in the ordinary course of business of a telephone service operator,
(B) not relating to any Network Assets, and (C) when taken together with all such contracts and agreements, is in compliance with Section 8.07(e), or (ii) enter into any contract or agreement pursuant to which a material portion of the Borrower's operations are managed by any third party, other than as contemplated by the Operating Contracts or pursuant to the Technical Services Agreement.

                  8.17 Equity. The Borrower shall not take any actions which would have the effect of reducing its Equity from that existing as of the date hereof, except as contemplated herein and in the Project Funds Agreement.

                  8.18 Environmental Matters.

                  (a) The Borrower, the Project, the Properties, and any Contractor (in connection with such Contractor's performance relating to the Project) shall comply with all Environmental Requirements.

                  (b) The Borrower shall consult and obtain the approval of the Senior Lenders in connection with any changes in the EHSM Plan.

                  (c) The Borrower shall deliver to the Senior Lenders (i) promptly upon obtaining knowledge of (A) any fact, circumstance, condition or occurrence that could form the basis of an Environmental Claim or non-compliance with any Environmental Requirement arising with respect to the development, construction, ownership and operation of the Project against the Project or any Environmental Party or (B) any pending or threatened Environmental Claim or Environmental Requirements non-compliance arising with respect to the development, construction, ownership and operation of the Project against the Project or any Environmental

                                Common Agreement

Party, a notice thereof describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Borrower has taken or proposes to take with respect thereto and, thereafter, from time to time such detailed reports with respect thereto as the Senior Lenders may reasonably request and (ii) promptly upon their becoming available, copies of all written communications with any Government Authority relating to any Environmental Law or Environmental Claim arising out of the development, construction, ownership and operation of the Project.

                  (d) The Borrower shall implement ongoing, public disclosure and consultation activities to ensure that the local public is aware of Project related environmental, social, health and safety issues.

                  (e) The Borrower must prepare and submit an Environmental and Social Compliance Report, in form and content acceptable to IDB, which must be received by IDB within 60 calendar days after the close of each calendar year.

                  (f) At any time, upon request from any Senior Lenders, permit such Senior Lender or an independent consultant engaged by any Senior Lender, at the expense of the Borrower, to perform an independent environmental, health and safety audit of the Project and associated operations to confirm such compliance with the Environmental Requirements. The audit shall result in the preparation of a written report in form and substance satisfactory to the Senior Lenders and including a plan to correct any identified non-compliances. The Borrower shall be obligated to ensure that all identified deficiencies that constitute material non-compliance with any Environmental Requirements shall be corrected within a time schedule acceptable to the Senior Lenders.

                  8.19 Transaction with Affiliates or Joint Ventures. Enter into any transaction, including without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate or Joint Venture or any direct or indirect shareholder unless such transaction is
(a) in the ordinary course of business and (b) and upon terms no less favorable to the Borrower than it would obtain in a comparable arm's-length transaction with a Person which is not an Affiliate, Joint Venture or any direct or indirect shareholder.

                  8.20 Financial Completion. On or prior to January 31, 2003, the Borrower shall have demonstrated that Financial Completion occurred no later than December 31, 2002. "Financial Completion" shall be deemed to have occurred on the first date when each of the following statements shall be true, in each case, to the satisfaction of the Senior Lenders:

                  (a) no Default shall have occurred and be continuing (including, without limitation, any Default in connection with Section
         8.10 or in connection with Section 9(d) for failure to take any actions required pursuant to the Security Documents to perfect the security interests intended to be granted to the Senior Lenders in connection with any property or assets of the Borrower acquired after the Closing
         Date);

                  (b) the Borrower shall have paid all Project Costs;

                  (c) the Completion of Network Construction shall have occurred;

                                Common Agreement

                  (d) the Debt Service Reserve Requirement shall have been deposited into the Debt Service Reserve Account;

                  (e) all equity contributions shall have been made to complete the Agreed Financial Plan and the required debt/equity ratio is at the stated level;

                  (f) the Adjusted DSCR for two consecutive semi-annual periods occurring after the Completion of Network Construction is greater than 1.4; and

                  (g) the Borrower shall have delivered to the Senior Lenders, at least five Business Days prior to the proposed date of Financial Completion, a certificate of a Financial Officer of the Borrower setting forth computations or other evidence in reasonable detail demonstrating satisfaction of the foregoing conditions as at the date of such certificate.

                  8.21 Security. From time to time, execute, acknowledge and deliver or cause to be executed, acknowledged or delivered such further instruments as may reasonably be requested by the Senior Lenders for perfecting, or maintaining in full force and effect the perfection of, the security interests created by the Security Documents or for re-registering the Security Documents or otherwise to comply with the Borrower's obligations under the Security Documents.

                  Section 9. Events of Default. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

                  (a) the Borrower shall default in the payment of any principal of any Senior Loans when due (whether at stated maturity or at mandatory or optional prepayment) and such default shall have continued unremedied for three or more days;

                  (b) the Borrower shall default in the payment of any interest on any Senior Loans, any fee or any other amount (other than an amount referred to in clause (a) of this Section 9) payable by it hereunder or under any other Financing Document when due and such default shall have continued unremedied for three or more days;

                  (c) any representation, warranty or certification made or deemed made herein or in any other Transaction Document (or in any modification or supplement hereto or thereto) by any Transaction Party or any certificate furnished to the Senior Lenders pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect;

                  (d) the Borrower shall default in the performance of any of its obligations under any of Sections 8.02, 8.03(a), 8.05, 8.06, 8.07, 8.08, 8.09, 8.10, 8.11, 8.14, 8.15 or 8.17 the Borrower shall default in the performance of any of its obligations under any Security Document to which it is a party; or SRT shall default in the performance of any of its obligations under the Project Funds Agreement or the Direct Agreement; or any Transaction Party (other than the Borrower) shall default in the performance of its obligations under any Security Document to which it is a party or under the Transfer Restrictions Agreement;

                                Common Agreement

                  (e) any Transaction Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Section 9) or any other Transaction Document and such failure shall continue unremedied for a period of 30 or more days;

                  (f) any Transaction Party (other than SRT) shall default in the payment when due of any principal of or interest on any of its other Indebtedness in an aggregate amount equal to or greater than $500,000; or any Transaction Party shall default in the payment when due of any amount under any Hedging Agreement;

                  (g) any event specified in any note, agreement, indenture or other document evidencing or relating to any other Indebtedness aggregating $500,000 or more of any Transaction Party (other than SRT) shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at a level specified in relation to the par value thereof; or any event specified in any Hedging Agreement to which any Transaction Party (other than SRT) is a party shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit, termination or liquidation payment or payments to become due or at any time prior to the termination of the Project Funds Agreement and the Performance Undertaking, the holder or holders of any Indebtedness aggregating $500,000 or more of SRT (or a trustee or agent on behalf of such holder or holders) shall have declared such Indebtedness to become due or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at a level specified in relation to the par value thereof; or, at any time prior to the termination of the Project Funds Agreement and the Performance Undertaking, any event specified in any Hedging Agreement to which SRT is a party shall occur if the effect of such event is to cause termination or liquidation payment or payments to become due;

                  (h) a proceeding or case shall be commenced, without the application or consent of any Transaction Party, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of any Transaction Party or of all or any substantial part of its Property, (iii) similar relief in respect of any Transaction Party under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days, or (iv) the equivalent of any of the foregoing under the laws of Chile. Canada or the British Virgin Islands;

                                Common Agreement

                  (i) any Transaction Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) file a petition seeking to take advantage of any law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (iv) take any corporate action for the purpose of effecting any of the foregoing or (v) do the equivalent of any of the foregoing under the laws of Chile, Canada or the British Virgin Islands;

                  (j) any Transaction Party shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due;

                  (k) a final judgment or judgments for the payment of money shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against any Transaction Party other than SRT in an aggregate amount in excess of $500,000 or against SRT in an aggregate amount in excess of $1,000,000 and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and such Transaction Party shall not, within such period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of such Transaction Party to enforce any such judgment;

                  (l) any license, consent, authorization, registration or approval at any time necessary to enable any Transaction Party to comply with any of its obligations under this Agreement or any other Transaction Document shall be revoked, withdrawn or withheld or shall be modified or amended in a manner prejudicial, in the opinion of any Senior Lender, to the interests of such Senior Lender hereunder; or the governments of Chile, Canada or the British Virgin Islands, or any agency or political subdivision thereof, shall promulgate or declare effective any law, rule or regulation that, in the opinion of any Senior Lender, could have a Borrower Material Adverse Effect or an SRT Material Adverse Effect;

                  (m) any Governmental Body shall take any action to condemn, nationalize or appropriate any substantial portion of the Property of any Transaction Party (either with or without payment of compensation) or shall take any action that, in the opinion of any Senior Lender, adversely affects the ability of any Transaction Party to perform its obligations under this Agreement or any other Transaction Document; or any Transaction Party shall be prevented from exercising normal control over all or a substantial part of its Property (and the same shall continue for 15 or more days);

                  (n) Chile or any competent authority thereof shall declare a moratorium on the payment of indebtedness by Chile or any governmental agency or authority thereof or corporations therein, or Chile shall cease to be a member in good standing of the International Monetary Fund or shall cease to be eligible to utilize the resources of the

                                Common Agreement

         International Monetary Fund under the Articles of Agreement thereof, or the international monetary reserves of Chile shall become subject to any Lien;

                  (o) the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favour of either Senior Lender or both Senior Lenders, as the case may be, free and clear of all other Liens (other than Liens permitted under Section 8.06 or under the respective Security Documents), or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect except by any actions of the Senior Lenders, or the enforceability thereof shall be contested by any Transaction Party thereto;

                  (p) the decision of the Borrower's board of directors or shareholders (at a shareholders meeting) to (i) cease operation of the Project for any period of time, or (ii) suspend the construction of the Project for a period of 15 days or more;

                  (q) SUBTEL terminates, suspends, expropriates or amends one or more of the Concessions in a manner that, in the opinion of the Senior Lenders, could have a Borrower Material Adverse Effect; or SUBTEL gives notice of its intention to terminate one or more of the Concessions which in the opinion of the Senior Lenders, could have a Borrower Material Adverse Effect;

                  (r) one or more of the Interconnection Agreements terminates or expires without renewal and are not renewed or, prior to termination or expiry have not been replaced by one or more new agreements in form and substance substantially similar to, and providing for comparable scope and quality of service as, such terminated or expired Interconnection Agreement(s); or one or more Interconnection Agreements are terminated, amended or renewed in a manner that, in the opinion of any Senior Lender, could have a Borrower Material Adverse Effect;

                  (s) either (i) this Agreement or any Transaction Document not otherwise referred to in clauses (q) or (r) above, except as contemplated thereby, shall cease to be in full force and effect or
         (ii) any Transaction Party shall deny any further liability or obligations under this Agreement or any other Transaction Document to which it is a party; or

                  (t) SRT at any time ceases to own, directly or indirectly, at least 80% of the voting capital stock of, or other ownership interests in, the Borrower;

                  (u) Completion of Network Construction shall not have occurred by the Date Certain;

                  (v) the Borrower shall have ceased all or substantially all construction activities of the Project without interruption for 90 days and shall have declared its intention that such activities not be resumed either by (i) the Borrower's failure to deliver within 30 days of notice from any Senior Lender a certificate to the effect that the Borrower intends to cause all or substantially all such construction or production activities to resume as

                                Common Agreement
         soon as is commercially practicable or (ii) the Borrower's failure to resume activities within 90 days following delivery of such certificate;

                  (w) the total loss, destruction or condemnation of the Project; or

                  (x) any Transaction Party or Contractor (in connection with such Contractor's performance relating to the Project) shall fail to comply in any material respect with any Environmental Requirement and such failure shall continue unremedied for a period of 30 or more days;

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (h) or (i) of this Section 9 with respect to the Borrower, the Senior Lenders may, by notice to the Borrower, terminate the Commitment (as defined in each Senior Loan Agreement) and they may thereupon terminate, and/or declare the principal amount then outstanding of, and the accrued interest on, the Senior Loans and all other amounts payable by the Borrower under the Senior Loan Agreements and under the Notes (including, without limitation, any amounts payable under Section 5.04 of each Senior Loan Agreement) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower; and (2) in the case of the occurrence of an Event of Default referred to in clause (h) or (i) of this Section 9 with respect to the Borrower, the Commitments (as defined in each Senior Loan Agreement) shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Senior Loans and all other amounts payable by the Borrower under the Senior Loan Agreements and under the Notes (including, without limitation, any amounts payable under Section 5.04 of each Senior Loan Agreement) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

                  Section 10. Miscellaneous.

                  10.01 Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, any notice, claim, request, demand, consent designation, direction, instruction, certificate, report or other communication to be given hereunder shall be given in writing in the English language (or accompanied by an accurate English language translation upon which the recipient shall have the right to rely for all purposes) and will be deemed duly given when (i) personally delivered, (ii) sent by facsimile transmission (but only if, immediately after the transmission, the sender's facsimile machine records in writing the correct answer back) or (iii) ten days have elapsed after mailing by certified or registered mail, postage prepaid, in each case addressed to a party at its address or facsimile transmission number as set forth below or to another address or facsimile number of which that party has given notice in accordance herewith. Notice of address or facsimile number change shall be effective only upon receipt:

                  (a) if to the Borrower, to it at Av. Vicacura 2771, Oficina 405-B, Las Condes, Santiago, Chile, Attention of Mario Andrade (Telecopy No. 562-236-5776, Telephone No. 562-236-5656: and

                                Common Agreement

                  (b) if to the Senior Lenders, (i) to Export Development Corporation, at 151 O'Connor Street, Ottawa, Ontario, Canada K1A 1K3, Attention of the Loans Operations Team (Telecopy No. 613-598-2514, Telephone No. 613-598-2500) and (ii) to Inter-American Development Bank, Private Sector Department, at 1300 New York Avenue, N.W., Washington D.C., 20577, Attention Loan Administration Unit, (Telecopy No. 202-623-3639).

                  10.02 Waiver. No failure on the part of the Senior Lenders to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or the Financing Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or the Financing Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                   The Borrower irrevocably waives, to the fullest extent permitted by applicable law, any claim that any action or proceeding commenced by the Senior Lenders relating in any way to this Agreement should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by the Borrower relating in any way to this Agreement whether or not commenced earlier. To the fullest extent permitted by applicable law, the Borrower shall take all measures necessary for any such action or proceeding commenced by the Senior Lenders to proceed to judgment prior to the entry of judgment in any such action or proceeding commenced by the Borrower.

                  10.3 Amendments, Etc. No provision of this Agreement or of the Senior Loan Agreements may be modified or supplemented except by an instrument in writing signed by the Borrower and the Senior Lenders.

                  10.4 Expenses. The Borrower agrees to pay or reimburse the Senior Lenders for: (a) all reasonable out-of-pocket costs and expenses of the Senior Lenders (including, without limitation, the reasonable fees and expenses of legal counsels and consultants to the Senior Lenders) in connection with (i) the negotiation, preparation, registration, execution and delivery of this Agreement and the other Financing Documents and the making of the Senior Loans under the Senior Loan Agreements and the syndication on monitoring thereof and
(ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Financing Documents (whether or not consummated); (b) all reasonable out-of-pocket costs and expenses of the Senior Lenders (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 10.04; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Financing Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing,

                                Common Agreement
registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.

                  The Borrower hereby agrees to indemnify the Senior Lenders and their directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the Senior Loans or any actual or proposed use by the Borrower of the proceeds of any of the Senior Loans, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

                  10.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Borrower may not assign any of its rights or obligations hereunder or under the other Transaction Documents without the prior consent of the Senior Lenders and any such assignment in contravention of the terms hereof shall be null and void. Any Senior Lender may transfer, assign or grant its rights hereunder in connection with an assignment or transfer of all or any part of its interest in its Senior Loans in accordance with the Senior Loan Agreement to which it is a party; provided that any such assignee has agreed to be bound by the terms of this Agreement, such Senior Loan Agreement and the Intercreditor Agreement.

                  10.06 Survival. The obligations of the Borrower under Sections 5.01, 5.04 and 5.05 of each Senior Loan Agreement and Section 10.04 hereof shall survive the repayment of the Senior Loans and the termination of the Commitments. In addition, each representation and warranty made, or deemed to be made by a notice of any Senior Loan, herein or pursuant hereto shall survive the making of such representation and warranty, and the Senior Lenders shall not be deemed to have waived, by reason of making any Senior Loan hereunder, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Senior Lenders may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Senior Loan was made.

                  10.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement; provided that original signature pages of each party hereto are delivered to each other party hereto within five Business Days.

                  10.08 Governing Law; Jurisdiction; Service of Process; Etc.

                  (a) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                Common Agreement

                  (b) Submission to Jurisdiction. The Borrower hereby agrees that any suit, action or proceeding with respect to this Agreement, the other Transaction Documents or any judgment entered by any court in respect thereof may be brought by any Senior Lender in the courts of the Province of Ontario, Canada and in the United States District Court for the Southern District of New York, in the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), or in any other appellate court in the State of New York, as the party commencing such suit, action or proceeding may elect in its sole discretion; and the Borrower hereby irrevocably submits to the jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. Each party hereto further submits, for the purpose of any such suit, action, proceeding or judgment brought or rendered against it, to the appropriate courts of the jurisdiction of its domicile.

                  (c) Process Agent. The Borrower hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the Province of Ontario or the State of New York may be made upon CT Corporation, presently located at 111 Eighth Avenue, New York, New York 10011, U.S.A. (the "Process Agent"), and the Borrower hereby confirms and agrees that the Process Agent has been duly and irrevocably appointed as its agent and true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to the Borrower shall not impair or affect the validity of such service or of any judgment based thereon. The Borrower hereby further irrevocably consents to the service of process in any suit, action or proceeding in such courts by the mailing thereof by the Senior Lender by registered or certified mail, postage prepaid, at its address set forth beneath its signature hereto.

                  (d) Other Service. Nothing herein shall in any way be deemed to limit the ability of any Senior Lender to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over the Borrower in such other jurisdictions, and in such manner, as may be permitted by applicable law.

                  (e) Waiver of Venue. The Borrower hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Transaction Document brought by any Senior Lender in the courts of the Province of Ontario, Canada and in the Supreme Court of the State of New York, County of New York or in the United States District Court for the Southern District of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                  10.9 WAIVER OF JURY TRIAL. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  10.10 No Immunity. To the extent that the Borrower may be or become entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to

                                Common Agreement
this Agreement, the Notes or any other Financing Document, to claim for itself or its Properties or revenues any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from any other legal process or remedy relating to its obligations under this Agreement, the Notes or any other Financing Document, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), the Borrower hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction. The Borrower agrees that the waiver set forth above shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America and be intended to be irrevocable and not subject to withdrawal for purposes of such Act.

                  10.11 Judgment Currency. This Agreement and the Senior Loan Agreements represent an international loan transaction in which the specification of Dollars and payment in New York City is of the essence, and the obligations of the Borrower under the Financing Documents to make payment to (or for account of) the Senior Lenders in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that such tender or recovery results in the effective receipt by the Senior Lenders in New York City of the full amount of Dollars payable to the Senior Lenders under this Agreement and the Senior Loan Agreements. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency (in this Section 10.11 called the "judgment currency"), the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures the Senior Lenders could purchase such Dollars with the judgment currency on the Business Day next preceding the day on which such judgment is rendered. The obligations of the Borrower in respect of any such sum due from it to the Senior Lenders hereunder or under any other Financing Document shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by the Senior Lenders of any sum adjudged to be due hereunder in the judgment currency the Senior Lenders may in accordance with normal banking procedures purchase and transfer Dollars to New York City with the amount of the judgment currency so adjudged to be due; and the Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify the Senior Lenders against, and to pay the Senior Lenders on demand, in Dollars, the amount (if any) by which the sum originally due to the Senior Lenders in Dollars hereunder exceeds the amount of the Dollars so purchased and transferred.

                  10.12 Use of English Language. This Agreement has been negotiated and executed in the English language. All certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement (including, without limitation, any modifications or supplements hereto) shall be in the English language, or accompanied by a certified English translation thereof. Except in the case of laws or official communications of Chile, in the case of any document originally issued in a language other than English, the English language version of any such document shall for purposes of this Agreement, and absent manifest error, control the meaning of the matters set forth therein.

                  10.13 Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If any provisions of this Agreement shall be invalid,

                                Common Agreement
illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of such provision shall not in any way be affected or impaired in any other jurisdiction thereby.

                                Common Agreement

                   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                           COMUNICACION Y TELEFONIA RURAL S.A.

                                           By: /s/ D'Arcy J. Leddy
                                              ---------------------------------
                                              Name:  D'Arcy J. Leddy
                                              Title: Director

                                Common Agreement

                                           EXPORT DEVELOPMENT CORPORATION

                                           By: /s/ Bruce Dunlop
                                              ---------------------------------
                                              Name:  Bruce Dunlop
                                              Title: Financial Services Manager

                                           EXPORT DEVELOPMENT CORPORATION

                                           By: /s/ Brian Craig
                                              ---------------------------------
                                               Name:  Brian Craig
                                               Title: Financial Services Manager

                                Common Agreement

                                           INTER-AMERICAN DEVELOPMENT BANK

                                           By: /s/ Bernardo Frydman
                                              ---------------------------------
                                               Name:  Bernardo Frydman
                                               Title: Deputy Manager, Private
                                               Sector Department

                                Common Agreement